                                                                    Exhibit 10.7
                                                               Execution Version


                       E*Trade eCommerce Fund II, L.P.
                       A Delaware Limited Partnership



                        LIMITED PARTNERSHIP AGREEMENT



                                June 16, 2000

                              TABLE OF CONTENTS
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                                                                       Page
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Article I NAME, PURPOSE AND PRINCIPAL OFFICE OF PARTNERSHIP;
        DEFINITIONS...................................................   1

        1.1.    Partnership Name......................................   1
        1.2.    Partnership Purpose; Powers...........................   1
        1.3.    Registered Office and Agent...........................   2
        1.4.    Principal Office......................................   2
        1.5.    Definitions...........................................   2

Article II TERM AND TERMINATION OF THE PARTNERSHIP....................   9

        2.1.    Term of Partnership...................................   9
        2.2.    Termination...........................................   9
        2.3.    Extension of Term.....................................  10
        2.4.    Events Affecting a Member of the General Partner......  10
        2.5.    Events Affecting a Limited Partner of the Partnership.  10

Article III CAPITAL CONTRIBUTIONS.....................................  11

        3.1.    Capital Commitment of the Limited Partners............  11
        3.2.    Capital Contributions by the Limited Partners.........  11
        3.3.    Capital Commitment of the General Partner.............  12
        3.4.    Capital Contributions of the General Partner..........  12
        3.5.    Defaulting Partners...................................  12

Article IV CAPITAL ACCOUNTS AND ALLOCATIONS...........................  14

        4.1.    Capital Accounts......................................  14
        4.2.    Adjustments to Capital Accounts.......................  14
        4.3.    Allocation of Capital Transaction Gain or Loss........  15
        4.4.    Allocation of Net Income or Loss......................  15
        4.5.    Reallocation of Losses................................  15
        4.6.    Allocation Among Partners as a Group..................  15
        4.7.    Special Allocation Among Late-Entering Limited
                  Partners of Organization and Operating Expenses.....  16
        4.8.    Allocations and Distributions Attributable to Removed
                  General Partner.....................................  16

Article V MANAGEMENT FEE; EXPENSES....................................  17

        5.1.    Entitlement to Management Fee.........................  17
        5.2.    Payment of Management Fee.............................  17
        5.3.    Payment of Expenses...................................  17
        5.4.    No Salaries to General Partner........................  18
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                                       i.
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Article VI WITHDRAWALS BY AND DISTRIBUTIONS TO THE PARTNERS...........  18

        6.1.    Interest..............................................  18
        6.2.    Withdrawals by the Partners...........................  18
        6.3.    Mandatory Cash Distributions..........................  18
        6.4.    Additional Distributions..............................  19

Article VII MANAGEMENT, DUTIES AND RESTRICTIONS.......................  20

        7.1.    Management by General Partner.........................  20
        7.2.    Indebtedness; Restrictions; Reinvestments.............  20
        7.3.    Investment Representation of the Limited Partners.....  22
        7.4.    Accredited Investor Representation....................  22
        7.5.    No Control by the Limited Partners; Rights of the
                  Limited Partners....................................  22
        7.6.    Admission of Additional Partners......................  24
        7.7.    Assignment or Transfer of Partnership Interests.......  25
        7.8.    Investment Opportunities; Conflicts of Interest.......  26

Article VIII DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP...........  27

        8.1.    Liquidation Procedures................................  27
        8.2.    Liability of General Partner to Return Excess
                  Distributions.......................................  28
        8.3.    Liquidating Trust.....................................  30

Article IX FINANCIAL ACCOUNTING AND REPORTS...........................  30

        9.1.    Financial and Tax Accounting and Reports..............  30
        9.2.    Valuation of Securities and Other Assets Owned by the
                  Partnership.........................................  31
        9.3.    Supervision; Inspection of Books......................  32
        9.4.    Quarterly Reports.....................................  32
        9.5.    Confidentiality.......................................  32

Article X OTHER PROVISIONS............................................  33

        10.1.   Execution and Filing of Documents.....................  33
        10.2.   Other Instruments and Acts............................  33
        10.3.   Binding Agreement.....................................  33
        10.4.   Governing Law.........................................  33
        10.5.   Notices...............................................  33
        10.6.   Power of Attorney.....................................  33
        10.7.   Amendment.............................................  33
        10.8.   Effective Date........................................  34
        10.9.   Entire Agreement......................................  34
        10.10.  Titles; Subtitles.....................................  34
        10.11.  Partnership Name......................................  34
        10.12.  Exculpation...........................................  34
        10.13.  Indemnification.......................................  34
        10.14.  Limitation of Liability of the Limited Partners.......  35
        10.15.  Arbitration...........................................  35
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                                      ii.
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        10.16.  Tax Matters Partner...................................  35
        10.17.  ERISA Matters.........................................  36
        10.18.  Unrelated Business Taxable Income.....................  37
        10.19.  Public Plan Partner Withdrawals.......................  38
        10.20.  Foundation Partner Withdrawals........................  38
        10.21.  Foreign Partners......................................  39
        10.22.  Taxation as Partnership...............................  39
        10.23.  Side Letters..........................................  39
        10.24.  Deliveries of Opinions................................  40

Article XI MISCELLANEOUS TAX COMPLIANCE PROVISIONS....................  40

        11.1.   Substantial Economic Effect...........................  40
        11.2.   Other Allocations.....................................  40
        11.3.   Income Tax Allocations................................  41
        11.4.   Withholding...........................................  42
        11.5.   Section 1045..........................................  42

EXHIBIT A  Partners' Capital Commitments; Partnership Percentages

EXHIBIT B  Side Letters
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                                      iii.

                        E*Trade eCommerce Fund II, L.P.
                        A Delaware limited partnership


                         LIMITED PARTNERSHIP AGREEMENT

        E*Trade Ventures II, LLC, a Delaware limited liability company (the "General Partner"), as general partner, and each of the individuals,
----------------
corporations and other entities whose names are set forth under the heading "Limited Partners" on Exhibit A attached hereto, as limited partners (the "Limited Partners" and, together with the General Partner, the "Partners"),
-----------------                                               --------
hereby enter into this Limited Partnership Agreement effective as of June 16, 2000;

        The Partners, in consideration of their mutual covenants contained herein, agree to carry on a limited partnership pursuant to the terms of this Agreement and the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

                                   Article I
                               NAME, PURPOSE AND
                 PRINCIPAL OFFICE OF PARTNERSHIP; DEFINITIONS

        1.1.  Partnership Name. The name of the Partnership is "E*Trade
              ----------------
eCommerce Fund II, L.P." The affairs of the Partnership shall be conducted under such name or such other name as the General Partner may, in its discretion, determine. The General Partner will provide prompt written notice to the Limited Partners of any change in the name of the Partnership. E*Trade Group, Inc. hereby grants the Partnership, at no cost, the right to use the "E*Trade" name for the term of the Partnership.

        1.2.  Partnership Purpose; Powers.
              ---------------------------

              (a)  Purpose.  The purpose of the Partnership is to (i) seek
                   -------
capital appreciation through the acquisition, holding, sale, distribution or other disposition of investments in Portfolio Companies and (ii) engage in any other lawful activities determined by the General Partner to be necessary or advisable in connection with the foregoing.

              (b)  Powers.  Subject to all of the terms and provisions hereof,
                   ------
the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of the purposes of the Partnership, including, without limitation, the following:

                   (1) to purchase, sell, invest and dispose of Securities of every kind, including, without limitation, capital stock, limited partnership interests, bonds, notes, debentures, securities convertible into other securities, trust receipts and other obligations, instruments or evidences of indebtedness, as well as in rights, warrants and options to purchase securities;

                   (2) to make and perform all contracts and engage in all activities and transactions necessary or advisable to carry out the purposes of the Partnership, including, without limitation, the purchase, sale, transfer, pledge and exercise of all rights, privileges and incidents of ownership or possession with respect to any Partnership asset or liability; and to guarantee or become a surety for the debts of others; and

                   (3) otherwise to have all the powers available to it as a limited partnership under the Delaware Act.

        1.3.  Registered Office and Agent.  The initial address of the
              ---------------------------
Partnership's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and its initial agent at such address for service of process is The Corporation Trust Company. The General Partner shall provide prompt written notice to the Limited Partners of any change of the Partnership's registered offices.

        1.4.  Principal Office.  The principal office of the Partnership shall
              ----------------
initially be located at 4500 Bohannon Drive, Menlo Park, California 94025. The General Partner may change the location of the principal office of the Partnership at any time upon prompt written notice to the Limited Partners indicating the new location of such principal office.

        1.5.  Definitions.  As used in this Agreement, the following terms
              -----------
shall have the following meanings:

        Adjusted Capital Balance.  As of any date, the balance of the General
        ------------------------
Partner's Capital Account as of such date computed without regard to any such balance created as a result of any interest as a Limited Partner held by the General Partner.

        Affiliate.  With respect to any Partner, any person controlling,
        ---------
controlled by, or under direct or indirect common control by such Partner.

        After-Tax Distribution Amount shall have the meaning set forth in
        -----------------------------
Paragraph 8.2.

        Agreement.  This Amended and Restated Limited Partnership Agreement of
        ---------
E*Trade eCommerce Fund II, L.P., a Delaware limited partnership, as it may be amended in accordance with the terms hereof.

        Bankruptcy.  A person or entity shall be deemed bankrupt if such
        ----------
person:

                   (1)  makes an assignment for the benefit of creditors;

                   (2)  files a voluntary petition in bankruptcy;

                   (3) is adjudicated as bankrupt or insolvent or has entered against such person an order for relief in any bankruptcy or insolvency proceeding;

                   (4) files a petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                                       2.

                   (5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him or it in any proceeding of this nature; or

                   (6) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator or of all or any substantial part of his or its properties.

        BHC Partner shall have the meaning set forth in Paragraph 7.5(c).
        -----------

        Book Value.  The Book Value with respect to any asset shall be the
        ----------
asset's adjusted basis for federal income tax purposes, except as follows:

                   (1) The initial Book Value of any property other than money contributed by a Partner to the Partnership shall be the fair market value of such asset at the time of contribution, as determined by the contributing Partner and the Partnership.

                   (2) In the discretion of the General Partner, the Book Values of all Partnership assets may be adjusted to equal their respective fair market values, as determined by the General Partner consistent with the principles of Paragraph 9.2, and the amount of such adjustment shall be treated as Capital Transaction Gain or Loss and allocated to the Capital Accounts of the Partners pursuant to Paragraph 4.3, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner (other than pursuant to Paragraph 7.6(b)) in exchange for more than a de minimis Capital Contribution; and (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets in connection with an adjustment of such Partner's Partnership Percentage.

                   (3) The Book Values of all Partnership assets shall be adjusted to equal their respective fair market values, as determined by the General Partner consistent with the principles of Paragraph 9.2, and the amount of such adjustment shall be treated as Capital Transaction Gain or Loss and allocated to the Capital Accounts of the Partners pursuant to Paragraph 4.3, as of the following times: (A) the date the Partnership is liquidated within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (B) the termination of the Partnership pursuant to the provisions of this Agreement.

                   (4) The Book Values of Partnership assets shall be increased or decreased to the extent required under Treasury Regulation Section 1.704-1(b)(2)(iv)(m) in the event that the adjusted tax basis of Partnership assets is adjusted pursuant to Code Section 732, 734 or 743.

                   (5) The Book Value of a Partnership asset shall be adjusted by the depreciation, amortization or other cost recovery deductions, if any, taken into account by the Partnership with respect to such asset in computing Net Income or Loss.

        Capital Commitment shall have the meaning set forth in Paragraph 3.1.
        ------------------

        Capital Transaction Gain or Loss.  An amount computed for any relevant
        --------------------------------
period, as of the last day thereof, that is equal to the total of (i) the aggregate amount recognized on the

                                       3.

Sale or Exchange of Securities or other assets held by the Partnership during such period less the sum of (A) the Book Value of such Securities or other assets as of the date of such Sale or Exchange, plus (B) the Partnership's expenses associated with the Sale or Exchange of such Securities or other assets; (ii) the Partnership's distributive share of income, gain, loss, deduction or credit (or item thereof) derived from its interest in partnerships, limited liability companies and other pass-through entities to the extent such amounts would be Capital Transaction Gain or Loss if realized directly by the Partnership; (iii) dividend income of the Partnership during such period with respect to Securities of Portfolio Companies, whether derived from actual or constructive distributions of cash or property; (iv) interest (and original issue discount) income of the Partnership during such period from Securities of Portfolio Companies; (v) the aggregate adjustment to the Book Value of Partnership assets during such period computed under subparagraphs (2), (3) and
(4) of the definition "Book Value"; and (vi) any other amount specifically designated as Capital Transaction Gain or Loss in this Agreement, including (without limitation) such amounts so designated pursuant to Paragraph 6.4(f).

          Capital Contributions means a Partner's capital contributions
          ---------------------
theretofore made to the Partnership at any point in time. For purposes of Paragraph 6.4(b), the General Partner's Capital Contributions shall include solely its Capital Contributions made with respect to its interest as General Partner.

          Certificate of Limited Partnership.  The Certificate of Limited
          ----------------------------------
Partnership of E*Trade eCommerce Fund II, L.P., a Delaware limited partnership, filed with the Secretary of State of Delaware, as it may be amended in accordance with the terms hereof.

          Code.  The Internal Revenue Code of 1986, as amended from time to time
          ----
(and any corresponding provisions of succeeding law).

          Defaulting Partner shall have the meaning set forth in Paragraph
          ------------------
3.5(a).

          Delaware Act means the Delaware Revised Uniform Limited Partnership
          ------------
Act.

          DOL Regulations shall have the meaning set forth in Paragraph 3.2.

          Drawdown shall have the meaning set forth in Paragraph 3.2.
          --------

          Drawdown Date shall have the meaning set forth in Paragraph 3.2.
          -------------

          Drawdown Notice shall have the meaning set forth in Paragraph 3.2.
          ---------------

          E*Trade.  E*Trade Group, Inc. a Delaware corporation.
          -------

          ERISA.  The Employment Retirement Income Security Act of 1974, as
          -----
amended from time to time.

          ERISA Partner.  An "employee benefit plan" (or an entity deemed to
          -------------
hold "plan assets" of any "employee benefit plan") within the meaning, and subject to the provisions, of ERISA.

                                       4.

          Excess Distribution Amount shall have the meaning set forth in
          --------------------------
Paragraph 8.2.

          Excess Negative Balance shall have the meaning set forth in Paragraph
          -----------------------
11.2(e).

          Fair Value Capital Accounts means the Partners' Capital Accounts
          ---------------------------
computed in accordance with Article IV, but treating each security and each other asset owned by the Partnership as if, on the date as of which such computation is being made, such security or other asset had been sold at its fair market value (determined in accordance with Paragraph 9.2) and any resulting Capital Transaction Gain or Loss had been allocated to the Partners' Capital Accounts in accordance with Article IV.

          Fair Value Test means that, with respect to each Limited Partner and
          ---------------
any proposed Partnership distribution, the sum of (i) the amount of the cumulative distributions which such Limited Partner has received from the Partnership, plus (ii) the amount of such Limited Partner's Fair Value Capital Account, in each case after giving effect to the proposed distribution, is equal to at least one hundred percent (100%) of such Limited Partner's Capital Contributions.

          Final Closing Date shall have the meaning set forth in Paragraph
          ------------------
7.6(b).

          Fiscal Quarter.  The Fiscal Quarters of the Partnership shall begin on
          --------------
January l, April 1, July 1, and October 1, and end on March 31, June 30, September 30, and December 31, respectively, except that the Partnership's first Fiscal Quarter shall begin on the date of this Agreement and end on the next regular quarter end.

          Fiscal Year.  The Partnership's first Fiscal Year shall begin on the
          -----------
date of this Agreement and end on December 31, 2000. Thereafter, the Partnership's Fiscal Year shall commence on January 1 of each year and end on December 31 of such year or, if earlier, the date the Partnership terminated during such year. The General Partner at any time may, in its discretion, elect a different Fiscal Year. The General Partner shall provide prompt written notice to the Limited Partners of any such election to change the Fiscal Year.

          Follow-On Investment.  An investment in the Securities of any existing
          --------------------
Portfolio Company in which the Partnership has previously made an investment.

          Foreign Entity shall have the meaning set forth in Paragraph 7.2(i).
          --------------

          Foreign Partner shall have the meaning set forth in Paragraph 10.21.
          ---------------

          Foundation Partner shall have the meaning set forth in Paragraph
          ------------------
10.20.

          General Partner.  E*Trade Ventures II, LLC.
          ---------------

          General Partner Distributions shall have the meaning set forth in
          -----------------------------
Paragraph 8.2(d).

          Holding Company Act.  The Bank Holding Company Act of 1956, as
          -------------------
amended.

                                       5.

          Insulated Limited Partner shall have the meaning set forth in
          -------------------------
Paragraph 7.5(b).

          Interim Period.  If a Partnership interest is transferred, the General
          --------------
Partner converts to a Limited Partner, the Partnership Percentage of any Partner changes, a Partner withdraws or a new Partner is admitted to the Partnership other than on the first day of any Fiscal Year, if the General Partner shall so elect, the date of such event or election shall commence an Interim Period. An Interim Period shall end on the last day of the Fiscal Year in which the Interim Period began or on the day immediately preceding the beginning of a new Interim Period, whichever is earlier.

          Investment Period.  The period beginning as of the date of this
          -----------------
Agreement and ending December 31, 2005.

          Limited Liability Entity Opinion shall have the meaning set forth in
          --------------------------------
Paragraph 7.2(i).

          Limited Partners.  Each of the persons listed under the heading
          ----------------
"Limited Partners" on Exhibit A attached hereto and each other person duly admitted to the Partnership as a limited partner subsequent to the date hereof.

          Majority in Interest of the Limited Partners.  Limited Partners having
          --------------------------------------------
Capital Contributions the sum of which is at least a majority of the aggregate Capital Contributions of the Limited Partners. For purposes of Paragraph 2.2(c), interests held by the General Partner, E*Trade and their Affiliates as Limited Partners shall be non-voting interests and such parties shall be treated as not having made any Capital Contributions as Limited Partners.

          Management Fee shall have the meaning set forth in Paragraph 5.1.
          --------------

          Marketable Securities.  Securities that are (i) actively traded on a
          ---------------------
national securities exchange or through the National Association of Securities Dealers, Inc. Automated Quotation System and the aggregate total of all such Securities then held by the Partnership would, if distributed in kind to the Limited Partners, be freely transferable pursuant to SEC Rule 144 (without regard to any volume limitations thereunder), an effective registration under the Securities Act or an exemption therefrom, (ii) direct obligations of, or obligations guaranteed as to principal and interest by, the United States, or
(iii) certificates of deposit maturing within one (1) year or less issued by an institution insured by the Federal Deposit Insurance Corporation, or similar securities.

          Media Company.  An entity that, directly or indirectly, owns, controls
          -------------
or operates or has an attributable interest in (i) a U.S. broadcast radio or television station or a U.S. cable television system, (ii) a "daily newspaper" (as such term is defined in Section 73.3555 of the Federal Communication Commission's ("FCC") rules and regulations), (iii) any U.S. communications
               ---
facility operated pursuant to a license granted by the FCC and subject to the provisions of Section 310(b) of the Communications Act of 1934, as amended, or
(iv) any other business that is subject to FCC regulations under which the ownership of the Partnership in such entity may be attributed to a Limited Partner or under which the ownership of a Limited Partner in another business may be subject to limitation or restriction as a result of the ownership of the Partnership in such entity.

                                       6.

          Net Capital Gain.  With respect to a Partner, the aggregate amount of
          ----------------
net taxable income and net taxable gain allocated to such Partner for federal income tax purposes under this Agreement to the extent such allocations of taxable income and gain are effected as a result of the allocation to the Capital Account of such Partner under this Agreement of corresponding items of Capital Transaction Gain (net of items of Capital Transaction Loss). In calculating Net Capital Gain for any year, capital losses of the Partnership in prior years shall be deemed to be carried over and to offset Net Capital Gain in later years.

          Net Income and Net Loss.  Except as otherwise specifically provided in
          -----------------------
this Agreement, the net book income or loss of the Partnership for any relevant period computed without taking into account items comprising Capital Transaction Gain or Loss. The net book income or loss of the Partnership shall be computed in accordance with Federal income tax principles, as adjusted pursuant to the following provisions, under the method of accounting elected by the Partnership for federal income tax purposes. The net book income or loss of the Partnership shall be computed, inter alia, by:

                   (1) including as income or deductions, as appropriate, any tax-exempt income and related expenses that are neither properly included in the computation of taxable income nor capitalized for federal income tax purposes;

                   (2) including as a deduction when paid or incurred (depending on the Partnership's method of accounting) any amounts utilized to organize the Partnership or to promote the sale of (or to sell) an interest in the Partnership, except that amounts for which an election is properly made by the Partnership under Section 709(b) of the Code shall be accounted for as provided therein;

                   (3) including as a deduction any losses incurred by the Partnership in connection with the sale or exchange of property notwithstanding that such losses may be disallowed to the Partnership for federal income tax purposes under the related party rules of Code Section 267(a)(1) or 707(b); and

                   (4) calculating the gain or loss on disposition of Partnership assets and the depreciation, amortization or other cost recovery deductions, if any, with respect to Partnership assets by reference to their Book Value rather than their adjusted tax basis.

          Nonmarketable Securities. All Securities other than Marketable
          ------------------------
Securities.

          Non-Voting Interests shall have the meaning set forth in Paragraph
          --------------------
7.5(c).

          One-Third in Interest of the Limited Partners.  Limited Partners
          ---------------------------------------------
having Capital Contributions the sum of which is at least one third of the aggregate Capital Contributions of the Limited Partners. For this purpose, the interests held by the General Partner, E*Trade and their Affiliates as Limited Partners shall be non-voting interests and such parties shall be treated as not having made any Capital Contributions as Limited Partners.

          Operating Expenses shall have the meaning set forth in Paragraph 4.6.
          ------------------

                                       7.

          Original Partners.  Each of the persons listed as of the date hereof
          -----------------
as Limited Partners on Exhibit A attached hereto, and any transferee of all or any portion of such Limited Partner's interest in the Partnership.

          Parallel Funds shall have the meaning prescribed in Paragraph 7.8(b).
          --------------

          Partners.  The General Partner and the Limited Partners.
          --------

          Partnership.  E*Trade eCommerce Fund II, L.P., the partnership formed
          -----------
pursuant to this Agreement.

          Partnership Percentage.  The Partnership Percentage for each Partner
          ----------------------
shall be determined by dividing the amount of each Partner's Capital Contributions by the sum of the Capital Contributions of all of the Partners. The sum of the Partners' Partnership Percentages shall be one hundred percent (100%). The aggregate Partnership Percentage of the Limited Partners as a group shall be the sum of the Partnership Percentages of each of the Limited Partners as limited partners.

          Payout means the time when each Limited Partner has received
          ------
cumulative distributions from the Partnership in an amount equal to its Capital Commitment, as adjusted pursuant to any provision of this Agreement (less any portion thereof which such Limited Partner has failed to pay the Partnership when due or subsequently pursuant to Paragraph 3.5). In the event a distribution of cash or Securities causes the Partnership to reach and exceed Payout, the portion of the amount distributed which was necessary to reach Payout will be deemed to have been distributed before Payout, and any remaining amount will be deemed to have been distributed after Payout.

          Portfolio Company.  Any company in which the Partnership makes an
          -----------------
investment.

          Principals shall have the meaning set forth in Paragraph 7.8.
          ----------

          Public Plan Partner shall have the meaning set forth in Paragraph
          -------------------
10.19.

          Reallocated Loss shall have the meaning set forth in Paragraph 4.4.
          ----------------

          Sale or Exchange.  A sale, exchange, liquidation or similar
          ----------------
transaction, event, or condition with respect to any assets (except realizations of purchase discounts on commercial paper, certificates of deposit, or other money-market instruments) of the Partnership of the type that would cause any realized gain or loss to be recognized for income tax purposes under the Code (as determined without giving effect to the related party rules of Code Sections 267(a)(1) and 707(b)).

          Securities.  Securities of every kind and nature and rights and
          ----------
options with respect thereto, including stock, notes, bonds, debentures, evidences of indebtedness and other business interests of every type, including interests in partnerships, joint ventures, proprietorships and other business entities.

          Securities Act.  The Securities Act of 1933, as amended.
          --------------

                                       8.

          Shortfall Amount shall have the meaning set forth in Paragraph 3.5(d).
          ----------------

          Tax Distribution shall have the meaning set forth in Paragraph 6.3.
          ----------------

          Tax-Exempt Limited Partner shall have the meaning set forth in
          --------------------------
Paragraph 10.18.

          Termination Date shall have the meaning set forth in Paragraph 2.3.
          ----------------

          TMP shall have the meaning set forth in Paragraph 10.16.
          ---

          Total Committed Capital shall have the meaning set forth in Paragraph
          -----------------------
3.1.

          Total General Partner Net Gain or Loss shall have the meaning set
          --------------------------------------
forth in Paragraph 8.2(c).

          Treasury Regulations.  The Income Tax Regulations promulgated under
          --------------------
the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

          Two-Thirds in Interest of the Limited Partners.  Limited Partners
          ----------------------------------------------
having Capital Contributions the sum of which is at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Capital Contributions of the Partners. For purposes of Paragraphs 2.2(a), 2.2(b), 2.2(d), 2.3, 7.7(a), 8.1(a) and
10.16, interests held by the General Partner, E*Trade and their Affiliates as Limited Partners shall be non-voting interests and such parties shall be treated as not having made any Capital Contributions as Limited Partners.

          Two-Thirds Invested shall have the meaning set forth in Paragraph
          -------------------
7.8(b).

          Zero Balance Amount means, with respect to any Partner and at any
          -------------------
time, the amount of such Partner's Capital Commitment which such Partner has not paid to the Partnership in cash on or before such time, and in addition, solely with respect to the General Partner: the aggregate amount of distributions received by the General Partner from the Partnership, but only to the extent that such distributions exceed the aggregate amount of distributions the General Partner would have received if it had made its Capital Contribution as a Limited Partner and did not hold an interest as a General Partner.

                                  Article II
                    TERM AND TERMINATION OF THE PARTNERSHIP

          2.1.  Term of Partnership.  The Partnership shall continue until the
                -------------------
tenth (10th) anniversary of the Final Closing Date unless sooner terminated as provided in Paragraph 2.2 or by operation of law or extended as provided in Paragraph 2.3.

          2.2.  Termination.  The Partnership shall terminate prior to the
                -----------
tenth (10th) anniversary of the Final Closing Date:

                                       9.

              (a) Ninety (90) days after the Bankruptcy or dissolution of the General Partner unless within thirty (30) days after such event Two-Thirds in Interest of the Limited Partners consent in writing to a continuation of the Partnership and the appointment of a successor general partner;

              (b) One hundred twenty (120) days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of his properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated, unless Two-Thirds in Interest of the Limited Partners consent in writing to a continuation of the Partnership and the appointment of a successor general partner;

              (c)  Ninety (90) days after either Christos M. Cotsakos or Thomas
A. Bevilacqua ceases to be actively involved in the management of the Partnership for any reason unless within such period a Majority in Interest of the Limited Partners elect to continue the Partnership, with such additional personnel being involved in the management of the Partnership as shall be acceptable to the General Partner and a Majority in Interest of the Limited Partners;

              (d) Upon the vote of Two-Thirds in Interest of the Limited Partners after a final determination of a court of competent jurisdiction that the General Partner intentionally or willfully breached any material provision of this Agreement or that the General Partner was grossly negligent in the performance of its duties hereunder; or

              (e) Upon the consent of the General Partner and One-Third in Interest of the Limited Partners.

        2.3.  Extension of Term.  The term of the Partnership may be extended
              -----------------
for up to one (1) year after the tenth (10th) anniversary of the Final Closing Date in the discretion of the General Partner. The General Partner shall deliver written notice of any such extension to the Limited Partners. The term of the Partnership may be extended thereafter only with the consent of the General Partner and Two-Thirds in Interest of the Limited Partners. Any such extension shall be subject to the earlier termination of the Partnership as provided in Paragraph 2.2. The last day of the term of the Partnership, as such may be extended as provided herein, is referred to herein as the "Termination Date."
                                                           ----------------

        2.4.  Events Affecting a Member of the General Partner.  The death,
              ------------------------------------------------
temporary or permanent incapacity, insanity, incompetency, Bankruptcy, expulsion, retirement, withdrawal or removal of any member of the General Partner or the admission of additional members to the General Partner shall not dissolve the Partnership.

        2.5.  Events Affecting a Limited Partner of the Partnership.  The death,
              -----------------------------------------------------
temporary or permanent incapacity, insanity, incompetency, Bankruptcy, liquidation, dissolution, reorganization, merger, sale of substantially all the stock or assets of, or other change in the ownership or nature of a Limited Partner shall not terminate the Partnership.

                                      10.

                                  Article III
                             CAPITAL CONTRIBUTIONS

        3.1.  Capital Commitment of the Limited Partners.  Set forth opposite
              ------------------------------------------
the name of each Limited Partner listed on Exhibit A attached hereto is such Limited Partner's capital commitment to the Partnership. (The capital commitment of each Partner (as it may be subsequently adjusted pursuant to the terms hereof) is referred to herein as the Partner's "Capital Commitment" and the
                                                ------------------
total Capital Commitments of the Partners shall be referred to herein as the "Total Committed Capital.") Each Limited Partner's Capital Commitment represents
 -----------------------
the aggregate amount of capital that such Limited Partner has agreed to contribute to the Partnership in accordance with the terms hereof. No Limited Partner shall be obligated to contribute capital to the Partnership in an aggregate amount in excess of its Capital Commitment. If the Partnership is required to qualify as a "venture capital operating company" in order to avoid treatment of the Partnership assets as "plan assets" (within the meaning of the DOL Regulations) of any Limited Partner that is an ERISA Partner, the Capital Contribution of any ERISA Partner shall be made pursuant to the terms of an escrow agreement in form mutually satisfactory to the General Partner and such ERISA Partner.

        3.2.  Capital Contributions by the Limited Partners
              ---------------------------------------------

              (a) The Limited Partners shall make their Capital Contributions to the Partnership, payable by wire transfer or check, in installments (each such payment being referred to as a "Drawdown"). Such Capital Contributions
                                     --------
shall be made upon no less than fourteen (14) days' prior written notice from the General Partner (a "Drawdown Notice"), in such amounts as may be determined
                        ---------------
in the sole discretion of the General Partner and at such time, subject to the fourteen (14) day notice period, as the General Partner shall specify in the Drawdown Notice (the "Drawdown Date"). All Drawdowns shall be in U.S. dollars.
                      -------------
No Limited Partner shall have the right to make partial payments of a required Capital Contribution. Each Drawdown Notice shall be given to each Limited Partner of the Partnership. The additional capital required of the respective Limited Partners upon any Drawdown shall be based on the relative amounts of the unpaid balances of their respective Capital Commitments.

              (b) After the expiration of the Investment Period, the General Partner shall not be authorized to call (and the Partners shall not be obligated to make) any Capital Contributions to fund investments which the Partnership is not contractually obligated to make at such time other than for:

                   (1)  Investments reasonably expected to close within ninety
     (90) days after the expiration of the Investment Period;

                   (2) Investments as to which, prior to the expiration of the Investment Period, the Partnership and the prospective company or entity in which such investment is to be made have a letter of intent or a definitive agreement setting forth the material terms and conditions of such investment;

                                      11.

                   (3) Investments in partnerships, limited liability companies and other pass-through entities pursuant to capital commitments made during the Investment Period; or

                   (4) Follow-On Investments (including Follow-On Investments with respect to investments in which the initial investment by the Partnership is made pursuant to clause (1), (2) or (3) of this Paragraph 3.2(b)).

        3.3.  Capital Commitment of the General Partner.  The General Partner's
              -----------------------------------------
Capital Commitment shall be an aggregate amount of one million dollars ($1,000,000).

        3.4.  Capital Contributions of the General Partner.  On any date on
              --------------------------------------------
which a Limited Partner makes a contribution to the capital of the Partnership, the General Partner shall contribute to the Partnership such amount as may be necessary to cause the percentage of the General Partner's Capital Commitment actually contributed to the Partnership to be the same as the percentage of the Capital Commitments of the Limited Partners actually contributed to the Partnership as of such date. Such contribution may be made, at the General Partner's discretion, in the form of a promissory note.

        3.5.  Defaulting Partners
              -------------------

              (a) If a Partner fails to pay any amount which it is required to pay to the Partnership on or before the date when such amount is due and payable, such Partner shall be deemed to be in default hereunder (a "Defaulting
                                                                     ----------
Partner"), and written notice of default shall be given to such Limited Partner
-------
by the General Partner by certified or registered mail. The Partnership shall be entitled to enforce the obligations of each Partner to make the contributions to capital required in this Agreement and shall have all remedies available at law or in equity in the event any such contribution is not so made. In the event of any legal proceedings relating to a default by a Defaulting Partner, such Defaulting Partner shall pay all costs and expenses incurred by the Partnership, including attorneys' fees, if the Partnership shall prevail. Further, such Defaulting Partner shall be obligated to pay the Partnership interest with respect to the amount of any Capital Contribution not made when required by this Article, with such interest commencing on the Drawdown Date for such contribution and ending on the date such contribution is made to the Partnership. Such interest shall be calculated on the basis of the then current reference rate announced by Wells Fargo Bank, N.A., or by any other U.S. commercial bank with capital in excess of five hundred million dollars ($500,000,000) selected by the General Partner, plus five percent (5%) per annum, but not in excess of the amount allowable by law.

              (b) In addition to the remedies provided under Paragraph 3.5(a), if the Defaulting Partner does not cure a default in the payment of a required contribution within ten (10) business days of the receipt of the notice specified in Paragraph 3.5(a), the General Partner (in its sole discretion) may, as liquidated and agreed current damages to the non-defaulting Partners for such default (it being agreed that it would be difficult to fix the actual damages to such Partners), cause and treat the Defaulting Partner's Capital Account to be reduced by an amount equal to fifty percent (50%), which amount shall thereupon become unrestricted assets of the Partnership and shall be allocated pro rata to and among the respective Capital Accounts of the non-defaulting Partners in such proportion as the Capital Account of each such non-

                                      12.

defaulting Partner then bears to the sum of the Capital Accounts of all non-defaulting Partners. The Defaulting Partner's remaining fifty percent (50%) interest in its Capital Account shall automatically be converted into a general unsecured obligation of the Partnership, which obligation shall not bear any interest and shall be due six (6) months after the Termination Date of the Partnership. Upon the expiration of the ten (10) day period after the mailing of the notice of default and the election by the General Partner to exercise its remedy under this subparagraph (b), a Defaulting Partner shall automatically cease to be a Partner under this Agreement and shall have no further interest, right or claim in or against the Partnership, including any right or obligation to make subsequent Capital Contributions when called.

              (c) Notwithstanding the foregoing, if, at any time before a Capital Contribution required by Paragraph 3.2 becomes due, (i) a Partner obtains and delivers to the Partnership an opinion of counsel (which opinion shall be reasonably acceptable to the General Partner) to the effect that the payment by such Partner of any portion of any remaining Capital Contributions required by this Agreement will be unlawful or that there is a material likelihood that such payment will be unlawful or (ii) in the case of a Limited Partner that is an ERISA Partner, a Public Plan Partner or a Foundation Partner, such Partner obtains and delivers to the Partnership an opinion of counsel (which opinion shall be reasonably acceptable to the General Partner) to the effect set forth in Paragraph 10.17 or 10.20, as the case may be), then (A) such Partner shall have no further right or obligation to pay the pertinent portion of such Capital Contribution (depending on whether the Partner is withdrawing from or simply reducing its interest in the Partnership), (B) such Partner's Capital Commitment specified on Exhibit A shall be reduced by an amount equal to such Capital Contribution, and (C) such Partner shall not, by reason of his or her failure to make such Capital Contribution, be deemed or treated as a Defaulting Partner for purposes of this Paragraph 3.5.

              (d) The General Partner may seek to fund the amount of any Capital Contribution that a Defaulting Partner has failed to contribute or that is not contributed pursuant to Paragraph 3.5(c) (the "Shortfall Amount") as
                                                      ----------------
follows:

                   (1) The General Partner may in its discretion determine to increase the amount of the Capital Contributions required from each Partner to fund such Shortfall Amount ratably in accordance with the Partners' relative unpaid Capital Commitments (not to exceed any Partner's remaining Capital Commitment).

                   (2) Alternatively, the General Partner may offer the Partners who have made Capital Contributions the opportunity to make additional Capital Contributions to fund such Shortfall Amount. If any such Partner declines to invest in all or any portion of its share of the Shortfall Amount, such uncommitted amount will be offered to any other Partner who has invested its share of the Shortfall Amount and concurrently advised the General Partner of its willingness to make a Capital Contribution in excess of such share, and the General Partner shall allocate such uncommitted amount among all such other Partner on a basis the General Partner determines in its discretion is, under the circumstances, equitable and practicable.

                   (3) To the extent any Shortfall Amount has not been fully funded by the Partners, the General Partner may seek to fund the remaining Shortfall

                                      13.

     Amount by offering Limited Partner interests to any other person on substantially the same economic terms and conditions as are provided to the Partners.

                                  Article IV
                       CAPITAL ACCOUNTS AND ALLOCATIONS

        4.1.  Capital Accounts.  A Capital Account shall be maintained on the
              ----------------
Partnership's books for each Partner. In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

        4.2.  Adjustments to Capital Accounts
              -------------------------------

              (a)  The Capital Account of each Partner shall be increased by:
                                                                ---------

                   (1) the amount of money and the fair market value of any property other than money contributed to the Partnership by such Partner (in the case of a contribution of property, net of any liabilities secured by such property that the Partnership is considered to assume or hold subject to for purposes of Section 752 of the Code),

                   (2) such Partner's share of Capital Transaction Gain and Net Income (or items thereof) allocated to its Capital Account pursuant to this Agreement, and

                   (3)  any other amounts required by Treasury Regulation
     Section 1.704-1(b), provided the General Partner determines that such increase is consistent with the economic arrangement among the Partners as expressed in this Agreement.

              (b)  The Capital Account of each Partner shall be decreased by:
                                                                ---------

                   (1) the amount of money and the fair market value of any property other than money distributed by the Partnership (determined pursuant to Paragraph 9.2 hereof as of the date of distribution) to such Partner pursuant to the provisions of this Agreement (net of any liabilities secured by such property that such Partner is considered to assume or hold subject to for purposes of Section 752 of the Code),

                   (2) such Partner's share of Capital Transaction Loss and Net Loss (or items thereof) allocated to its Capital Account pursuant to this Agreement, and

                   (3)  any other amounts required by Treasury Regulation
     Section 1.704-1(b), provided the General Partner determines that such decrease is consistent with the economic arrangement among the Partners as expressed in this Agreement.

                                      14.

        4.3.  Allocation of Capital Transaction Gain or Loss
              ----------------------------------------------

              (a)  Allocation of Capital Transaction Gain.  Capital Transaction
                   --------------------------------------
Gain of the Partnership for each Fiscal Year or Interim Period shall be allocated as follows:

                   (1) Twenty-five percent (25%) of the Partnership's Capital Transaction Gain shall be allocated to the General Partner.

                   (2) The remaining seventy-five percent (75%) of the Partnership's Capital Transaction Gain shall be allocated to all Partners as a group.

                   (3) Notwithstanding the foregoing, if one or more Limited Partners have been allocated a Reallocated Loss pursuant to Paragraph 4.5, then Partnership Capital Transaction Gain that would otherwise be allocated entirely to the General Partner pursuant to Paragraph 4.3(a)(1) shall instead be allocated first to the Limited Partners (in proportion to the amount of Reallocated Loss previously allocated to them) until the Limited Partners have been allocated an aggregate amount of Capital Transaction Gain equal to the previously allocated Reallocated Loss that has not been restored by prior allocations pursuant to this subparagraph and then any such remaining Capital Transaction Gain shall be allocated to the General Partner.

              (b)  Allocation of Capital Transaction Loss.  Capital Transaction
                   --------------------------------------
Loss of the Partnership for each Fiscal Year or Interim Period shall be allocated as follows:

                   (1) Twenty-five percent (25%) of the Partnership's Capital Transaction Loss shall be allocated to the General Partner.

                   (2) The remaining seventy-five percent (75%) of such Capital Transaction Loss shall be allocated to all Partners as a group.

        4.4.  Allocation of Net Income or Loss.  Net Income or Loss of the
              --------------------------------
Partnership for each Fiscal Year or Interim Period shall be allocated to all Partners as a group.

        4.5.  Reallocation of Losses.  If for any Fiscal Year or Interim Period
              ----------------------
after the Partnership's Capital Transaction Gain or Loss and Net Income or Loss has been allocated pursuant to Paragraphs 4.3 and 4.4 the closing Adjusted Capital Balance of the General Partner has been reduced to less than zero by more than the amount necessary to properly reflect the General Partner's obligation to recontribute amounts to the Partnership pursuant to Paragraph 8.2 upon termination of the Partnership, then an amount of Capital Transaction Loss and, to the extent necessary, Net Loss (the "Reallocated Loss") for such Fiscal
                                             ----------------
Year or Interim Period shall be reallocated from the General Partner to the Limited Partners as a group so that the General Partner's closing Adjusted Capital Balance is not reduced below zero by more than the amount necessary to properly reflect the General Partner's obligation to recontribute amounts to the Partnership pursuant to Paragraph 8.2 upon termination of the Partnership. A Reallocated Loss may be restored only from future Capital Transaction Gain.

        4.6.  Allocation Among Partners as a Group.  Except as otherwise
              ------------------------------------
specifically provided in this Agreement, all Capital Transaction Gain or Loss and Net Income and Loss (and

                                      15.

items thereof) allocated to the Partners (or a group of Partners) as a group for any period shall be allocated among such Partners in proportion to their respective Partnership Percentages as of the end of such period. In making such allocations, any changes in Partnership Percentages as a result of changes in the Capital Commitments of the Partners, any exclusion of any Partners from particular investments, any contributions of Partners to fund any Shortfall Amount and similar matters shall be taken into account.

        4.7.  Special Allocation Among Late-Entering Limited Partners of
              ----------------------------------------------------------
Organization and Operating Expenses. The following items of Net Income or Loss
-----------------------------------
are collectively referred to herein as "Operating Expenses":

              (a) The Management Fee and other payments and reimbursements of expenses paid pursuant to Article V other than amounts capitalized as part of the cost of Securities or other assets for federal income tax purposes; and

              (b) All expenditures of the Partnership classified for federal income tax purposes as organization or syndication expenses.

        Notwithstanding Paragraph 4.6, if additional Limited Partners are admitted to the Partnership pursuant to Paragraph 7.6(b) hereof during a particular period, the Operating Expenses for such period allocable to the Limited Partners shall be allocated among the Original Partners and the Limited Partners admitted pursuant to Paragraph 7.6(b) hereof so that, to the extent possible, the cumulative amount of Operating Expenses allocated to each Limited Partner is proportionate to such Limited Partner's Partnership Percentage as compared to the Partnership Percentages of the Limited Partners as a group (taking into account the additional Limited Partners admitted pursuant to Paragraph 7.6(b)).

        4.8.  Allocations and Distributions Attributable to Removed General
              -------------------------------------------------------------
Partner.  Notwithstanding the foregoing sections of this Article IV, if the
-------
initial General Partner ceases to be the General Partner and a successor General Partner is appointed pursuant to Paragraph 2.2, such initial General Partner shall continue to receive the allocations and distributions otherwise attributable to the General Partner pursuant to this Article IV, Article VI and
Article VIII both in its capacity as a General Partner and in its capacity as a Limited Partner; provided, however, that on or after the date a successor General Partner is appointed pursuant to Paragraph 2.2, such allocations and distributions attributable to the initial General Partner in its capacity as a General Partner shall be calculated only with respect to investments that were made or as to which the Partnership was committed to invest or had reserved capital to invest at such time. Notwithstanding the foregoing if the General Partner is removed as a result of committing an act of fraud or willful misconduct against the interest of the Limited Partners, the General Partner's rights to further allocations pursuant to Paragraphs 4.3(a)(1) and 4.3(b)(1) shall cease upon such removal. The General Partner shall nevertheless continue to be subject to any obligations to the Partnership pursuant to Paragraph 8.2.

                                      16.

                                   Article V
                           MANAGEMENT FEE; EXPENSES

        5.1.  Entitlement to Management Fee.  As compensation for its services
              -----------------------------
rendered in managing the Partnership, the General Partner shall be entitled to recover a fee calculated as prescribed in this Article V (the "Management Fee"). The Management Fee shall not be considered a distribution of profits or a return of capital for the purpose of any provision of this Agreement, but shall be considered an expense of the Partnership, and shall be deducted from Partnership Net Income or added to Partnership Net Loss in determining the Net Income or Net Loss of the Partnership pursuant to Article IV hereof.

        5.2.  Payment of Management Fee.  The Management Fee shall be at an
              -------------------------
annual rate of one and three-quarters percent (1.75%) of the Total Committed Capital of the Partnership through the end of the Investment Period. After the end of the Investment Period, the Management Fee shall be at an annual rate of one and three-quarters percent (1.75%) of the total cost of the Portfolio Securities held by the Partnership, with the cost of the Portfolio Securities being redetermined for this purpose on January 1 and July 1 of each Fiscal Year after the end of the Investment Period. The Management Fee shall commence to accrue on the date of this Agreement. Payment of the Management Fee shall be made semi-annually as follows: (i) with respect to the first, short semi-annual period of the Partnership ending June 30, 2000, at any time on or prior to June 30, 2000, in an amount equal to the percentage of the annual Management Fee as reflects the number of days from the date of this Agreement through June 30, 2000, divided by three hundred sixty-five (365) days, and (ii) thereafter semi-annually in advance on the first day of each semi-annual period (commencing in January and July of each year)of the Partnership (or thereafter) in an amount equal to fifty percent (50%) of the annualized Management Fee. Additional Management Fees resulting from an increase in the Total Committed Capital shall be payable promptly after the acceptance of additional Capital Commitments (with such payment being prorated to reflect the remaining term of the then current fiscal period). The Management Fee shall be reduced by the amount of any transaction fees (but not including director options or director fees) received by the General Partner or its members or Affiliates (net of associated expenses) from Portfolio Companies. Such reduction shall be made in each installment of the Management Fee until the entire net amount of the transaction fees have offset the Management Fees.

        5.3.  Payment of Expenses.
              -------------------

              (a) Except as set forth in Paragraph 5.3(b) hereof, the General Partner agrees to incur on behalf of the Partnership and to otherwise assume all expenses attributable to the management and administration of the investment activities of the Partnership. Such expenses include (but are not limited to) consulting fees, compensation and expenses of the employees of the General Partner, including any salaries of members of the General Partner in their capacity as employees of the General Partner, expenses for administrative, bookkeeping, clerical and related support services, insurance, office space and facilities, utilities, telephone and travel insofar as they relate to the investment activities of the Partnership.

              (b) The Partnership shall pay, or reimburse the General Partner (or E*Trade if and to the extent it incurs expenses on behalf of the Partnership) for all expenses of

                                      17.

the Partnership (or incurred by the General Partner or E*Trade for or on behalf of the Partnership) which (i) relate to the management and administration of the Partnership itself as a going concern (as opposed to operating expenses incurred in connection with the Partnership's investment activities), or (ii) are incurred in the purchase, holding, sale, exchange or other disposition of investments. Such expenses include (without limitation) organizational and offering expenses of the Partnership (including fees and commissions) up to an aggregate of five hundred thousand dollars ($500,000), less any expenses of organizing any Parallel Funds; any taxes which may be assessed against the Partnership; commissions or brokerage fees or similar charges incurred in connection with the purchase and sale of securities (including any merger or transaction fees payable to third parties); interest expense and financing charges for borrowed money; all expenses relating to litigation and threatened litigation involving the Partnership; normal investment banking, legal, custodial, registration, auditing and accounting services provided to the Partnership; and any other expenses associated with the acquisition, holding or disposition of investments. The Partnership also shall pay or reimburse the General Partner (or E*Trade) for all payments to third parties related to the investment activities of the Partnership in developing, negotiating and structuring prospective or potential investments with respect to which the Partnership enters into a purchase agreement, letter of intent or memorandum of understanding, but that are not ultimately made.

        5.4.  No Salaries to General Partner.  The General Partner and its
              -------------------------------
members shall receive no salaries from the Partnership. This paragraph shall not restrict the payment of salaries by the General Partner.

                                  Article VI
               WITHDRAWALS BY AND DISTRIBUTIONS TO THE PARTNERS

        6.1.  Interest.  No interest shall be paid to any Partner on account of
              --------
its interest in the capital of, or on account of its investment in, the Partnership.

        6.2.  Withdrawals by the Partners.  No Partner may withdraw any amount
              ---------------------------
from its Capital Account except as specifically provided in this Agreement.

        6.3.  Mandatory Cash Distributions. Within ninety (90) days after the
              ----------------------------
end of each Fiscal Year, the of Partnership shall distribute to each Partner cash in an amount equal to the aggregate federal and state income tax liability such Partner would have incurred as a result of such Partner's ownership of an interest in the Partnership, calculated: (i) as if allocations from the Partnership of any Net Capital Gain and any Net Loss were, for such Fiscal Year, the sole source of taxable income and loss for such Partner; (ii) as if such Partner were an individual taxable at the combined maximum marginal rate provided with respect to such Net Capital Gain and Net Loss (taking into account the character of the items of Net Capital Gain and Net Loss for tax purposes) under applicable federal and state income tax laws applicable to individuals residing in California; and (iii) taking into account the deductibility of state taxes in the calculation of federal income taxes (a "Tax Distribution"). Any Tax
                                                     ----------------
Distributions to a Partner shall reduce the amounts otherwise distributable to the Partner pursuant to Paragraph 6.4.

                                      18.

        6.4.  Additional Distributions.  The General Partner (i) shall
              ------------------------
distribute any proceeds from the Sale or Exchange of Securities of Portfolio Companies as soon as practicable following such Sale or Exchange, subject to the retention of such amounts as are necessary to pay Partnership expenses and obligations (including the Management Fee) and/or for permitted reinvestments to the extent provided in Paragraph 7.2(c) and (ii) may in its discretion make distributions of Securities of Portfolio Companies. All distributions under this Paragraph 6.4 shall be made as follows:

              (a) At any time prior to achievement of Payout if the Fair Value Test is not satisfied, all such distributions will be made to the Partners as a group in proportion to their respective Partnership Percentages.

              (b) At any time prior to achievement of Payout if the Fair Value Test is satisfied, all such distributions will be made, in the General Partner's sole discretion, either (1) to the Partners as a group in proportion to their respective Partnership Percentages, or (2)(i) first, to the General Partner until the General Partner has received distributions pursuant to this Paragraph 6.4(b)(2)(i) and Tax Distributions pursuant to Paragraph 6.3 equal to a maximum of twenty-five percent (25%) of the total amount distributed and being distributed to all Partners pursuant to Paragraphs 6.3 and 6.4(a) and this Paragraph 6.4(b), and (ii) the remainder of such distributions will be made to the Partners as a group in proportion to their respective Partnership Percentages; provided, however, that the amount distributable to the General
             -----------------
Partner pursuant to Paragraph 6.4(b)(2)(i) will in no event exceed either (x) the cumulative amount of the Capital Transaction Gain net of Capital Transaction Loss allocated to the General Partner under Paragraphs 4.3(a)(1) and 4.3(b)(1) or (y) an amount which would cause the General Partner's Fair Value Capital Account to be reduced below the amount of the General Partner's Capital Contributions or would further reduce an existing balance of such Fair Value Capital Account that is already less than the General Partner's Capital Contributions; provided, further that the General Partner will not cause or
               -----------------
permit the Partnership to make any distribution to the General Partner pursuant to Paragraph 6.4(b)(2)(i) unless the Partnership has made (and/or provided through reserves for) distributions to each Partner, with respect to the Fiscal Year in which any proposed distribution under Paragraph 6.4(b)(2)(i) otherwise would occur, in aggregate amounts equal to the Tax Distribution to which each Partner would be entitled pursuant to Paragraph 6.3 with respect to such Fiscal Year if such Fiscal Year ended on the date of the proposed distribution.

              (c) After Payout has been achieved, all such distributions will be made to the Partners in proportion to the positive balances in their respective Capital Accounts after such Capital Accounts have been adjusted to reflect all Capital Transaction Gain or Loss (including Capital Transaction Gain or Loss arising in connection with the distribution and Sale or Exchange of Securities) through the date of the distribution.

              (d) Each class of Securities to be distributed in kind shall be distributed to the Partners pro rata in proportion to their respective shares of the proposed distribution, except to the extent that a disproportionate distribution of Securities is necessary in order to avoid distributing fractional shares. For purposes of the preceding sentence, each lot of stock or other Securities having a separately identifiable tax basis or holding period will be treated as a separate class of Securities. Notwithstanding anything contained in this Agreement: (i) no distribution (other than a Tax Distribution) will be made to any Partner if, and to the extent that,

                                      19.

such distribution would (x) cause such Partner's Capital Account to be negative by an amount which exceeds such Partner's Zero Balance Amount or (y) further reduce a balance in such Partner's Capital Account that is already negative by an amount which exceeds such Partner's Zero Balance Amount; and (ii) no distribution will be made unless all liabilities of the Partnership to persons other than Partners have been satisfied or, in the good faith judgment of the General Partner, there remains property of the Partnership sufficient to satisfy such liabilities.

              (e) Except upon liquidation of the Partnership or with the approval of the General Partner and a Majority in Interest of the Limited Partners, no distribution shall be made other than in cash or Marketable Securities.

              (f) Immediately prior to any distribution in kind of Securities (or other Partnership assets) pursuant to any provision of this Agreement (including pursuant to Article VIII), the difference between the fair market value and the Book Value of any Securities (or other Partnership assets) distributed shall be allocated to the Partners as Capital Transaction Gain or Loss pursuant to Article IV.

              (g) Securities distributed in kind pursuant to this Paragraph 6.4 shall be subject to such conditions and restrictions as the General Partner determines are legally required.

              (h) For purposes of this Agreement, all distributions of Securities shall be deemed to have been made on the date on which the Partnership commences the distribution of the Securities to the Limited Partners, provided that the delivery of the Securities is promptly completed.

                                  Article VII
                      MANAGEMENT, DUTIES AND RESTRICTIONS

        7.1.  Management by General Partner.  The General Partner shall have the
              -----------------------------
sole and exclusive right and power to manage, control, and conduct the affairs of the Partnership and to perform any and all acts on behalf of the Partnership that the General Partner deems necessary, advisable or incidental to carry out any or all of the objects and purposes of the Partnership.

        7.2.  Indebtedness; Restrictions; Reinvestments
              -----------------------------------------

              (a) The Partnership may borrow money and guarantee the obligations of, and supply letters of credit on behalf of, Portfolio Companies; provided that at no time shall the Partnership guarantee, directly or indirectly, obligations of a General Partner or a Limited Partner; and further provided that the Partnership shall provide a guaranty to a Portfolio Company only if each member of the General Partner with an interest in that Portfolio Company provides a guaranty on the same terms and in an amount proportional to the investment of such member as compared to the Partnership. While outstanding, any guarantee of the obligations of any Portfolio Company shall be considered an investment in such Portfolio Company for purposes of Paragraph 7.2(b). Additionally, except with the approval of a Majority in Interest of the Limited Partners, the Partnership shall not at any point in time be the guarantor (or the obligor on

                                      20.

any letter of credit) of then-current liabilities that, in the aggregate, amount to more than thirty percent (30%) of the Total Committed Capital of the Partnership.

              (b) Except with the approval of a Majority in Interest of the Limited Partners, the Partnership shall not invest more than twenty-five percent (25%) of the aggregate amount of the Total Committed Capital (i) in the Securities of any one issuer or its affiliates, (ii) in any other investment pool or partnership, or (iii) in Securities purchased by the Partnership in the over-the-counter market or that are listed on a securities exchange (with the twenty-five percent (25%) test being applied separately with respect to each of the foregoing three categories of investments). The limitations set forth in this Paragraph 7.2(b) shall not apply to any funds of the Partnership which are invested in investments described in Paragraph 7.2(e).

              (c) The Partnership shall not reinvest any proceeds realized on the Sale or Exchange of Securities of Portfolio Companies in Securities of other Portfolio Companies except for Follow-On Investments. In no event shall the Partnership make cumulative investments in Securities of Portfolio Companies in excess of the Total Committed Capital.

              (d) No Partner shall be permitted to borrow money from the Partnership.

              (e) Pending use of funds to make investments in Securities of Portfolio Companies, to make distributions or to pay expenses or obligations of the Partnership in accordance with the terms hereof, the funds of the Partnership shall be invested by the General Partner only in (i) securities issued by, or backed by the full faith and credit of, the United States government, (ii) certificates of deposit issued by commercial banks with capital in excess of five hundred million dollars ($500,000,000), (iii) commercial paper rated A-1 or P-1, or (iv) shares in investment companies generally known as "money market funds" which have assets in excess of two
                    ------------------
hundred fifty million dollars ($250,000,000).

              (f) The Partnership shall not invest in (i) any Securities the purchase of which is opposed by the issuer's board of directors; or (ii) options contracts or futures contracts, or any other security, the value of which is based upon, or derived from, any underlying index, reference rate, other security, commodity or other asset; provided, however, that this restriction shall not be deemed to prohibit the General Partner from (A) hedging Portfolio Company investments so long as such transactions are reasonably related to the amount and type of Securities being hedged and are not undertaken for independent investment purposes, (B) hedging the currency risk of foreign Portfolio Company investments, (C) investing in any Security the value of which is based upon, or derived from, any Security already held by the Partnership, and (D) investing in traditional options, warrants and other rights to acquire Securities that would otherwise be permitted Portfolio Company investments under the terms of this Agreement.

              (g) The Partnership shall not invest in real estate, oil or gas investments, commodities or in securities bearing unlimited liability.

              (h)  The Partnership shall not engage in uncovered short sales.

                                      21.

              (i) The Partnership shall not make any investment in an issuer which is organized in any jurisdiction outside the United States and Canada (each such issuer being a "Foreign Entity"), unless the Partnership has
                           --------------
received, prior to or at the closing of any such investment, a Limited Liability Entity Opinion with respect to the issuer's form of entity. A "Limited Liability
                                                               -----------------
Entity Opinion" shall be an opinion of counsel, licensed or otherwise authorized
--------------
to practice in the jurisdiction in which a particular Foreign Entity is organized, which opinion may be relied upon by the Partnership and does not contain more than reasonable carve-outs by opining counsel, stating (i) that the Partnership shall not be obligated beyond its committed investment in such Foreign Entity for any debt, obligation or liability of an entity of the form of the particular issuer, solely by reason of the Partnership being an investor in such an entity; and (ii) that no Limited Partner of the Partnership shall be obligated for any debt, obligation or liability of an entity of the form of the particular issuer, solely by reason of the Partnership being an investor in such an entity. Once the Partnership has received such an opinion for investments in a particular form of entity in a particular jurisdiction, such opinion shall satisfy the requirements of this paragraph for all investments in other Foreign Entities of the same form as that which is the subject of the opinion. The Partnership shall not invest an aggregate of more than thirty percent (30%) of the Total Committed Capital in Securities of Foreign Entities.

              (j) Notwithstanding Paragraph 7.2(b)(ii), the Partnership shall not make any investment in any other investment pool or partnership if a management fee and/or "carried interest" is payable with respect to such investment unless the General Partner waives its Management Fee and/or "carry" with respect to such investment.

        7.3.  Investment Representation of the Limited Partners.  This
              -------------------------------------------------
Agreement is made with each Limited Partner in reliance upon such Limited Partner's representation to the Partnership, which by executing this Agreement the Limited Partner hereby confirms, that such Partner's interest in the Partnership is being acquired for investment, and not with a view to the sale or distribution of any part thereof, and that such Partner has no present intention of selling, granting participation in, or otherwise distributing the same. Each Limited Partner further represents that such Limited Partner does not have any contract, undertaking, agreement, or arrangement with any person to sell or transfer to any third person such Limited Partner's interest in the Partnership.

        7.4.  Accredited Investor Representation.  Each Limited Partner
              ----------------------------------
represents that such Partner has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Partnership and that such Partner is an accredited investor, as that term is defined in Regulation D promulgated by the Securities and Exchange Commission.

        7.5.  No Control by the Limited Partners; Rights of the Limited
              ---------------------------------------------------------
Partners.
--------

              (a) The Limited Partners shall take no part in the control or management of the affairs of the Partnership nor shall a Limited Partner have any authority to act for or on behalf of the Partnership except as is specifically permitted by this Agreement and as is specifically required by the Delaware Act.

                                      22.

              (b) In addition to any other restrictions applicable to Limited Partners set forth in this Agreement and notwithstanding any other provisions thereof, for so long as the Partnership has an investment in a Media Company, any Limited Partner that elects in writing to be insulated from the "multiple ownership attribution" rules and policies of the FCC (an "Insulated Limited Partner") shall not (and if such Limited Partner is not an individual, each officer, director, partner or equivalent non-corporate official of such Limited Partner acting on behalf of or as a representative of such Limited Partner in its capacity as a Limited Partner of the Partnership shall not):

                   (1) act as an employee of the Partnership if his or her functions, directly or indirectly, relate to the media business of the Partnership or any Media Company in which the Partnership has an investment;

                   (2) serve, in any material capacity, as an independent contractor or agent with respect to the media business of the Partnership or any Media Company in which the Partnership has an investment;

                   (3) communicate on matters pertaining to the day-to-day media operations of the Partnership or a Media Company with (i) an officer, director, partner, agent, representative or employee of such Media Company, or (ii) the General Partner;

                   (4) perform any services for the Partnership materially relating to the media activities of the Partnership or any Media Company in which the Partnership has an investment, except that any Limited Partner may make loans to, or act as a surety for, the Partnership or any such Media Company;

                   (5) vote on the admission of any new General Partner to the Partnership unless such admission is approved by the General Partner;

                   (6) become actively involved in the management or operation of the Partnership's media businesses; or

                   (7) vote for the removal of the General Partner except where the General Partner is subject to Bankruptcy proceedings, is adjudicated incompetent by a court of competent jurisdiction, or is removed for any cause which is determined by an independent party to constitute criminal conduct other such extraordinary conduct with respect to which a prudent investor would require the right to remove the General Partner.

              (c) Any interest in the Partnership held by a Limited Partner that is subject to the Holding Company Act (each, a "BHC Partner"), that is determined at the time of admission of that BHC Partner to be in excess of four and ninety-nine one hundredth percent (4.99%) of the interests of the Limited Partners, excluding for purposes of calculating this percentage portions of any other interests that are non-voting interests pursuant to this Paragraph 7.5(b) or any other paragraph of this Agreement (collectively the "Non-Voting Interests"), shall be a Non-Voting Interest (whether or not subsequently transferred in whole or in part to any other person) except as provided in the following sentence. Upon the admission of any additional Limited Partner to or a withdrawal of any Limited Partner from the Partnership, a recalculation

                                      23.

of the interests in the Partnership held by all BHC Partners shall be made, and only that portion of the total interest in the Partnership held by each BHC Partner that is determined as of the date of such admission or withdrawal to be in excess of four and ninety-nine one hundredth percent (4.99%) of the interests of the Limited Partners, excluding Non-Voting Interests as of such date, shall be a Non-Voting Interest. Non-Voting Interests shall not be counted as interests of Limited Partners for purposes of determining under this Agreement whether any vote required has been approved by the requisite percentage in interest of the Limited Partners; provided, that such Non-Voting Interest shall be permitted to vote on any proposal to continue the business of the Partnership but not on the selection of a liquidator pursuant to Paragraph 8.1(a) or a successor general partner. Each BHC Partner hereby further irrevocably waives its corresponding right to vote for a successor general partner under Section 17-801 of the Delaware Act with respect to any Non-Voting Interest, which waiver shall be binding upon such BHC Partner and any entity which succeeds to its interest. Except as provided in this Paragraph 7.5(b), a limited partnership interest which is held as a Non-Voting Interest shall be identical in all regards to all other interests held by Limited Partners.

        7.6.  Admission of Additional Partners.
              --------------------------------

              (a) Subject to Paragraph 7.7 and subparagraph (b) below, no additional person may be admitted to the Partnership, either as a limited or general partner, without the prior written consent of both the General Partner and Two-Thirds in Interest of the Limited Partners.

              (b) During the period ending six (6) months after the date of this Agreement (the "Final Closing Date"), the General Partner may admit persons
                     ------------------
as additional Limited Partners without the consent of any of the then Limited Partners, provided that the Total Committed Capital of the Partnership shall not exceed three hundred million dollars ($300,000,000). Following the admission of any such subsequently admitted Limited Partners pursuant to this Paragraph 7.6(b), such Limited Partners shall be deemed for all purposes of this Agreement (unless expressly provided to the contrary herein) to have been admitted as of the original date of this Agreement. Any Limited Partner admitted pursuant to this Paragraph 7.6(b) shall, upon admission, contribute to the Partnership the same portion of such Limited Partner's Capital Commitment as the previously admitted Limited Partners have contributed with respect to their Capital Commitments. Upon the admission of any additional Limited Partners to the Partnership pursuant to this Paragraph 7.6(b), the assets of the Partnership shall not be revalued except in the discretion of the General Partner.

              (c) In addition to the Capital Contribution required under Paragraph 7.6(b), each Limited Partner admitted as an additional Limited Partner pursuant to Paragraph 7.6(b) shall be required to pay to the Partnership interest at the Wells Fargo Bank, N.A. "prime rate" (in effect at the time the additional Limited Partner interest was acquired) based on the amount of the Capital Contribution payable under Paragraph 7.6(b) and the time period(s) from the existing Limited Partners' prior Capital Contributions to the Partnership to the date that the Capital Contribution under Paragraph 7.6(b) is made. Such interest shall accompany the Capital Contribution payable under Paragraph 7.6(b) and shall be immediately distributed pro rata to and among all existing Partners (based on their respective Partnership Percentages immediately prior to the issuance of such additional Limited Partner interests). The payment of such interest

                                      24.

to the Partnership shall not be considered a Capital Contribution and shall not be considered an item of Capital Transaction Gain or Loss or Net Income or Loss allocable pursuant to Article IV; furthermore, the distribution to the existing Partners shall not result in a reduction in their Capital Accounts.

        7.7.  Assignment or Transfer of Partnership Interests
              -----------------------------------------------

              (a) The General Partner shall not sell, assign, pledge, mortgage or otherwise dispose of or transfer its interest in the Partnership without the prior written consent of Two-Thirds in Interest of the Limited Partners.

              (b) No Limited Partner shall sell, assign, pledge, mortgage, or otherwise dispose of or transfer its interest in the Partnership without the prior written consent of the General Partner. Notwithstanding the foregoing, a Limited Partner may sell, assign, pledge, mortgage, or otherwise dispose of or transfer its interest in the Partnership without such consent (i) to any affiliate of the Limited Partner; or (ii) as may be required by any law or regulation; provided, however, that in the case of any permitted transfer, the General Partner receives at least ten (10) days' prior written notice of such transfer; and provided further that no transferee of a Limited Partner's interest may be admitted to the Partnership as a substitute Limited Partner without the consent of the General Partner.

              (c) Notwithstanding any other provision of this Agreement, no transfer or other disposition of the interest of a Limited Partner shall be permitted until the General Partner shall have received, or waived receipt of, an opinion of counsel to the Partnership reasonably satisfactory to it that the effect of such transfer or disposition would not:

                   (1)  result in a violation of the Securities Act;

                   (2) require the Partnership to register as an investment company under the Investment Company Act of 1940, as amended;

                   (3) require the Partnership, the General Partner or any partner of the General Partner to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

                   (4) result in a termination of the Partnership for tax purposes if the General Partner determines that such termination would result in a material adverse tax consequence to any of the Partners;

                   (5)  increase the number of Limited Partners;

                   (6) result in the assets of the Partnership being deemed to be "plan assets" (within the meaning of the DOL Regulations) of any ERISA Partner; or

                   (7) cause the Partnership to be characterized as a "publicly traded partnership" taxable as a corporation (within the meaning set forth in Sections 512 and 7704(b) of the Code) or materially increase the risk that the Partnership will be so characterized.

                                      25.

        All costs associated with such opinion shall be borne by the transferring Limited Partner.

        7.8.  Investment Opportunities; Conflicts of Interest
              -----------------------------------------------

              (a) Christos M. Cotsakos and Thomas A. Bevilacqua (the "Principals") are the current principal members of the General Partner. Subject
 ----------
to Paragraph 7.8(b), the Principals may serve as the general partners, sponsors, principals of the general partners or investment advisers of other venture funds. The Principals shall be free to conduct any and all such activities. The Principals are employed by E*Trade and shall devote significant and substantial time and effort to E*Trade, although it is intended that (so long as is necessary or advisable) substantially all of Mr. Bevilacqua's time and effort and approximately twenty percent (20%) of Mr. Cotsakos' time and effort will pertain to the management of the General Partner's activities.

              (b) So long as the Partnership is less than Two-Thirds Invested, neither of the Principals may, directly or indirectly, organize or act as a general partner or managing member of any other entity that is a private equity fund. For purposes of this Agreement, the Partnership shall be deemed to be "Two-Thirds Invested" when at least sixty-six and two-thirds percent (66-2/3%)
 -------------------
of the Partners' Capital Commitments (other than any Capital Commitments that have been terminated) have been invested by the Partnership in Portfolio Companies, reserved for investments in such Portfolio Companies based upon the General Partner's good faith estimate of the anticipated capital requirements of each Portfolio Company, or paid or reserved for the payment of reasonably anticipated partnership liabilities and obligations, including payment of the Management Fee. Notwithstanding the foregoing, the Principals may continue to serve as principals with respect to E*Trade eCommerce Fund, L.P. (the "First Fund") and may form one or more funds to invest on a side-by-side basis with the Partnership ("Parallel Funds"). Any such Parallel Funds shall invest on a pari
              --------------
passu basis in each investment made by the Partnership with the portion of the investment made by the Partnership and any Parallel Fund(s) being based on the relative amounts of their committed capital. In addition, the First Fund will coinvest with the Partnership on a pari passu basis until the First Fund is fully invested. In order to facilitate coinvestment by the Partnership, any Parallel Fund(s) and the First Fund, the Partnership may acquire Securities for the purpose of transferring such Securities to a Parallel Fund or the First Fund at cost (plus an interest charge if the General Partner deems appropriate).

              (c) Subject to Paragraph 5.2, the General Partner and the members of the General Partner shall be permitted to receive fees (director's, consulting, break-up, financial advisory or other), commissions and other compensation (in whatever form, including stock and options) from entities other than the Partnership, including Portfolio Companies.

              (d) Except as expressly provided otherwise in this Agreement, the Partners and the members and affiliates of the General Partner may engage in, invest in or possess an interest in, business activities of every kind and description, independently or with others.

                                      26.

              (e) The Limited Partners hereby agree that E*Trade and the Principals may have investment opportunities that are not made available to the Partnership, although the intention of the Principals and E*Trade is to refer all investment opportunities to the Partnership, the Parallel Funds and the First Fund so long as such opportunities are within the investment criteria established by the General Partner. In addition, the General Partner may offer the right to participate in investment opportunities of the Partnership to other private investors, groups, partnerships, or corporations. No Limited Partner shall be required to make any investment opportunity available to the Partnership.

              (f) The General Partner may enter, on behalf of the Partnership, into contracts, agreements, undertakings and transactions with any Partners, or with any person, firm or corporation having any business, financial or other relationship with any Partner, provided that such transactions with such persons and entities are on terms no less favorable to the Partnership than are generally afforded to unrelated third parties in comparable transactions.

                                 Article VIII
                DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

        8.1.  Liquidation Procedures.  Upon termination of the Partnership in
              ----------------------
accordance with Article II:

              (a) The affairs of the Partnership shall be wound up and the Partnership shall be dissolved. The General Partner shall serve as the liquidator; provided that in the event of a termination of the Partnership pursuant to Paragraph 2.2(a),(b), or (d) another person or entity may be designated by Two-Thirds in Interest of the Limited Partners to serve as liquidator.

              (b) Distributions in dissolution may be made in cash or in kind or partly in cash and partly in kind. Each Security (and each class of Securities, or portion of a class of Securities having a tax basis per share or unit different from other portions of such class) distributed in kind shall be distributed ratably in accordance with the General Partner's and the Limited Partners' Capital Accounts unless such distribution would result or there is a material likelihood that such distribution would result (i) in a violation of a law or regulation applicable to a Limited Partner or a tax penalty to a Limited Partner, in which event, upon receipt by the General Partner of notice to such effect, such Limited Partner may designate a different entity to receive the distribution, or designate, subject to the approval of the General Partner, an alternative distribution procedure or (ii) in a distribution of fractional shares. Each such Security shall be valued at fair market value in accordance with Paragraph 9.2 as of the date of distribution and shall be subject to reasonable conditions and restrictions necessary or advisable in order to preserve the value of the assets distributed, or for legal reasons.

              (c) The General Partner (or other liquidator) shall in its sole discretion determine the most advantageous time for the Partnership to sell investments or to make distributions in kind provided that any such sales shall be made as promptly as is consistent with obtaining the fair value thereof.

                                      27.

              (d) The proceeds of dissolution shall be applied to payment of liabilities of the Partnership and distributed to the Partners in the following order:

                   (1) to the creditors of the Partnership in the order of priority established by law; and

                   (2) to the Partners, in respect of the positive balances in their Capital Accounts, after all Capital Transaction Gain or Loss and Net Income or Loss (including amounts arising in connection with a distribution of Securities) has been allocated among the Partners.

        In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Paragraph 8.1 may be withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts (to the extent not used to pay partnership liabilities) shall be distributed to the Partners as soon as practicable.

              (e) If the General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), then except as otherwise required pursuant to Paragraph 8.2, the General Partner shall have no obligation at any time to repay or restore to the Partnership all or any part of any distribution made to it from the Partnership or make any contribution to the capital of the Partnership with respect to such deficit. If any Limited Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), then other than required by law or Paragraph 10.14, such Limited Partner shall have no obligation to repay or restore to the Partnership any distribution made to it from the Partnership or make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other person for any purpose whatsoever.

        8.2.  Liability of General Partner to Return Excess Distributions.  If
              -----------------------------------------------------------
after effecting the distributions provided for in this Article VIII the Excess Distribution Amount is greater than zero, then the General Partner shall forthwith contribute to the capital of the Partnership cash or Marketable Securities (with any such contributed Marketable Securities being valued pursuant to Paragraph 9.2 on the date of contribution) in an amount equal to the lesser of (i) the Excess Distribution Amount, or (ii) the After-Tax Distribution Amount. Such contribution shall be distributed to the Partners to the extent of and in proportion to their positive Capital Account balances.

        For purposes of this Paragraph 8.2:

              (a)  The "After-Tax Distribution Amount" shall be equal to the
                        -----------------------------
General Partner Distributions less all federal, state and other jurisdictional (including non-United States taxes) actual marginal tax liabilities that the members of the General Partner have incurred by reason of having been members of the General Partner, but only to the extent attributable to

                                      28.

(i) items of taxable income, gain, loss, deduction and credit allocated to the General Partner by the Partnership and (ii) net capital gains realized by the General Partner or by such members (offset by any capital losses realized by the General partner or by such members) upon the sale or exchange of Securities distributed by the Partnership to the General Partner (with such net capital gains being limited to an amount based on the value as of the distribution date of the Securities distributed). The After-Tax Distribution amount shall be increased by all federal, state or other jurisdictional tax benefits actually realized by the General Partner's members in the year of a contribution required by this Paragraph 8.2 as a result of such contribution.

              (b)  The "Excess Distribution Amount" shall equal the lesser of
                        --------------------------
(i) the amount by which the General Partner Distributions exceed the sum of the Total General Partner Net Gain or Loss plus the aggregate contributions made to the Partnership by the General Partner or (ii) the amount of the General Partner Distributions.

              (c)  "Total General Partner Net Gain or Loss" shall be calculated
                    --------------------------------------
as follows:

                   (1) First, the Partnership's aggregate Capital Transaction Gain for all accounting periods shall be netted against the Partnership's aggregate Capital Transaction Loss for all accounting periods and the result shall be multiplied by the sum of (x) twenty-five percent (25%) plus
     (y) seventy-five percent (75%) of the General Partner's Partnership Percentage. The resulting product shall be considered a positive number if such aggregate Capital Transaction Gain exceeded aggregate Capital Transaction Loss and a negative number if such aggregate Capital Transaction Loss exceeded aggregate Capital Transaction Gain;

                   (2) Second, the Partnership's aggregate Net Income for all accounting periods shall be netted against the Partnership's aggregate Net Loss for all accounting periods and the result shall be multiplied by the General Partner's Partnership Percentage. The result shall be considered a positive number if such aggregate Net Income exceeded such aggregate Net Loss and a negative number if such aggregate Net Loss exceeded such aggregate Net Income;

                   (3) Third, the amount computed in clause (2) shall be added to the amount computed in clause (1). If the result of such computation is a positive number it shall be considered Total General Partner Net Gain and if the result of such computation is a negative number it shall be considered Total General Partner Net Loss.

              (d)  "General Partner Distributions" shall equal the sum of all
                    -----------------------------
distributions received by the General Partner pursuant to Article VI and this
Article VIII.

              (e) All in-kind distributions shall be valued as provided in Paragraph 9.2 as of the date of the distribution.

              (f) Only allocations and distributions made to the General Partner in its capacity as general partner of the Partnership (including allocations and distributions resulting from the General Partner's Capital Contributions made in such capacity) shall be considered for purposes of the foregoing computations (such distributions shall, however, in no way be construed

                                      29.

so as to include amounts paid or otherwise received by the General Partner pursuant to Article V hereof).

              (g) Each of the members of the General Partner shall be severally, but not jointly, liable to the Partnership for any unpaid liability of the General Partner determined pursuant to this Paragraph 8.2, based on their relative distributions received from the General Partner. The General Partner and the Principals represent that the Principals and E*Trade Group, Inc. are currently the only members of the General Partner. The Principals hereby agree to obtain the written agreement of any additional members of the General Partner as to the liability to the Partnership described in the preceding sentence. The guaranty by the members of the General Partner shall be enforceable by the Limited Partners directly against such members.

        8.3.  Liquidating Trust.  In the discretion of the General Partner,
              -----------------
any Nonmarketable Securities and other assets that would otherwise be distributed to the Partners pursuant to this Article VIII may be distributed to a trust established for the benefit of the Partners for the purposes of holding and liquidating such Nonmarketable Securities (and any other Partnership assets), collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership. The trustee of such trust shall be the General Partner or other person appointed by a Two-Thirds in Interest of the Limited Partners. During the term of the trust, any Nonmarketable Securities held in the trust shall continue to be held until they become Marketable Securities except to the extent otherwise determined by the General Partner. Subject to the foregoing, the net assets of the trust shall be distributed to the Partners from time to time, in the discretion of the General Partner (or other trustee), in the same proportions as such assets would have been distributed if they had continued to be held (and disposed of) by the Partnership. The term of the trust shall be for no more than two years, subject to two one-year extensions with the approval of Two-Thirds in Interest of the Limited Partners.

                                  Article IX
                       FINANCIAL ACCOUNTING AND REPORTS

        9.1.  Financial and Tax Accounting and Reports.  The General Partner
              ----------------------------------------
shall cause the Partnership's tax returns and IRS Form 1065, Schedule K-1's, to be prepared and delivered in a timely manner to the Limited Partners. The General Partner shall use its best efforts to cause the Schedule K-1's for each Fiscal Year to be delivered to the Limited Partners within ninety (90) days after the end of the Fiscal Year. The books and records of the Partnership and the General Partner shall be kept in accordance with the provisions of this Agreement and otherwise in accordance with generally accepted accounting principles consistently applied. The Partnership's financial statements for each Fiscal Year shall be prepared in accordance with such principles consistently applied and shall be audited at the end of each Fiscal Year by an independent certified public accounting firm of recognized national standing selected by the General Partner. The General Partner shall transmit to each Limited Partner as soon as practicable after the close of each of the Partnership's Fiscal Years (but in no event later than ninety (90) days after the end of each Fiscal Year), beginning with the Fiscal Year ending December 31, 2000, the audited financial statements of the Partnership accompanied by a report from the General Partner to the Limited Partners, which shall include a status report on investments then held, a valuation of each such investment, and a brief statement on the affairs of the Partnership

                                      30.

during the Fiscal Year then ended. In addition, the General Partner shall, within a reasonable time following the completion of the report referred to above and following reasonable notice to each Partner, hold an annual meeting of the Partners at which the General Partner shall present the affairs of the partnership and provide the Limited Partners with the opportunity to ask questions and discuss the Partnership's affairs.

        9.2.  Valuation of Securities and Other Assets Owned by the Partnership.
              -----------------------------------------------------------------

              (a) Subject to the specific standards set forth below, the valuation of Securities and other assets and liabilities under this Agreement shall be at fair market value, as determined by the General Partner in its discretion. In determining the value of the interest of any Partner or in any accounting between the Partners, no value shall be placed on the goodwill or the name of the Partnership.

              (b) The following criteria shall be used for determining the fair market value of Securities.

                   (1) Securities not subject to legal or contractual restrictions on free marketability:

                        (A) If traded on one (1) or more securities exchanges or on NASDAQ, the value of each Security shall be deemed to be the average closing price of such Security (as of the end of the regular trading day) for the five (5) trading days immediately preceding the valuation date as reported in the Wall Street Journal or another nationally recognized publication or service that reports such data for the valuation date.

                        (B) If actively traded over-the-counter (but not on NASDAQ), the value shall be deemed to be the closing bid price of such Security (as of the end of the regular trading day) for the five (5) trading days immediately preceding the valuation date.

                        (C) If there is no active public market, the General Partner shall make a determination of the fair market value on the valuation date, taking into consideration the tax basis of the Securities, developments concerning the issuing company subsequent to the acquisition of the Securities, the pricing of other private placements of Securities by the issuer, the price of the Securities of other companies comparable to the issuer, any financial data and projections of the issuing company provided to the General Partner and such other factor or factors as the General Partner may deem relevant.

                   (2) In the case of Securities subject to legal or contractual restrictions on free marketability, appropriate adjustments to the value determined under Paragraph 9.2(b)(1) above shall be made to reflect the effect of the restrictions on transfer.

                   (3) If the General Partner in good faith determines that, because of special circumstances, the valuation methods set forth in this paragraph do not

                                      31.

     fairly determine the value of a Security, the General Partner shall make such adjustments or use such alternative valuation method as it deems appropriate.

        9.3.  Supervision; Inspection of Books.  Proper and complete books of
              --------------------------------
account of the affairs of the Partnership shall be kept under the supervision of the General Partner at the principal office of the Partnership. Such books shall be open to inspection by a Limited Partner, at any reasonable time, upon reasonable notice, during normal business hours. A copy of a current list of Partners, with telephone numbers, shall be provided to any Partner upon request. The General Partner shall provide any Limited Partner with information reasonably requested by such Limited Partner for any purpose reasonably related to such Limited Partner's interest as a partner in the Partnership.

        9.4.  Quarterly Reports.  Beginning with the first Fiscal Quarter
              -----------------
commencing after the date of this Agreement, the General Partner shall transmit to each Limited Partner within forty-five (45) days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year, financial statements of the Partnership prepared in accordance with the terms of this Agreement and otherwise in accordance with generally accepted accounting principles from its books without audit and subject to year-end adjustments, a valuation of each of the Partnership's investments, a valuation of the Partnership interest of the Limited Partner (based upon the interest of the Limited Partner in the Partnership's assets), the amount of the Limited Partner's Capital Account, and a list of investments then held with a brief description of each Portfolio Company.

        9.5.  Confidentiality.  Each Limited Partner agrees to maintain the
              ---------------
confidentiality of the Partnership's records and affairs, agrees not to provide to any other person copies of any financial statements, tax returns or other records or reports provided or made available to such Limited Partner, and agrees not to disclose to any other person any information contained therein (including, without limitation, information respecting Portfolio Companies), without the express prior written consent of the General Partner; provided, that any Limited Partner may make disclosure and may provide financial statements, tax returns and other records (i) to its accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives as long as it instructs such persons to maintain the confidentiality thereof and not to disclose to any other person any information contained therein, (ii) to potential transferees of such Limited Partner's Partnership interest who agree in writing, for the benefit of the Partnership, to maintain the confidentiality thereof, but only after reasonable advance notice to the Partnership, (iii) if, and to the extent, required by law, including judicial or administrative order (provided, that, to the extent possible, the Partnership is given prior notice to enable it to seek a protective order or similar relief), (iv) in order to enforce rights under this Agreement, (v) to any regulatory body having jurisdiction over the Limited Partner and such of its advisors as need to or customarily have access to such information, and (vi) to any of its equity holders, provided that it shall use all commercially reasonable efforts to cause such persons to observe the provisions of this Paragraph 9.5.

                                      32.

                                   Article X
                               OTHER PROVISIONS

        10.1. Execution and Filing of Documents.  The General Partner shall
              ---------------------------------
execute and file a Certificate of Limited Partnership conforming to the requirements of the Delaware Act in the office of the Secretary of State for the State of Delaware and shall execute a fictitious business name statement and file or cause such statement to be filed if required by Delaware law.

        10.2. Other Instruments and Acts.  The Partners agree to execute any
              --------------------------
other instruments or perform any other acts that are or may be necessary to effectuate and carry on the partnership created by this Agreement.

        10.3. Binding Agreement.  This Agreement shall be binding upon the
              -----------------
transferees, successors, assigns, and legal representatives of the Partners.

        10.4. Governing Law.  This Agreement shall be governed by and construed
              -------------
under the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within Delaware.

        10.5. Notices.  Any notice or other communication that a Partner desires
              -------
to give to another Partner shall be in writing, and shall be deemed effectively given upon personal delivery or upon deposit in any United States mail box, by registered or certified mail, postage prepaid, or upon transmission by telegram, telecopy or electronic mail, addressed to the other Partner at the address of the Partner shown in the Partnership's records (or at such other address as a Partner may designate by fifteen (15) days' advance written notice to the other Partners).

        10.6. Power of Attorney. By signing this Agreement, each Limited Partner
              -----------------
designates and appoints the General Partner its true and lawful attorney, in its name, place and stead to make, execute, sign, and file such instruments, documents, or certificates that may from time to time be required of the Partnership by the laws of the United States of America, the laws of the State of Delaware, or any other state in which the Partnership shall conduct its investment activities in order to qualify or otherwise enable the Partnership to conduct its affairs in such jurisdictions; provided, however, that in no event shall the General Partner be deemed to have the authority under this Paragraph
10.6 to take any action that would result in any Limited Partner losing the limitation on liability afforded hereunder. Such attorney is not hereby granted any authority on behalf of the Limited Partner to amend this Agreement except that as attorney for each Limited Partner, the General Partner shall have the authority to amend this Agreement and the Certificate of Limited Partnership as may be required to effect:

              (a) Admissions of additional partners pursuant to Paragraph 7.6 or 7.7 above; or

              (b) Transfers of Limited Partnership interests pursuant to Paragraph 7.7 above.

        10.7. Amendment. This Agreement (and any exhibits to this Agreement) may
              ---------
be amended only with the written consent of the General Partner and Majority in Interest of the Limited Partners. No amendment shall, however, (i) increase the Capital Commitment of a

                                      33.

Limited Partner or modify the allocation of Capital Transaction Gain or Loss or Net Income or Loss or the distributions allocable to any Limited Partner without the written consent of such Limited Partner, (ii) increase the Management Fee or alter or waive the terms of Paragraph 8.2 without the unanimous consent of the Limited Partners, (iii) alter or waive the terms of this Paragraph 10.7(a), or
(iv) alter or waive the terms of Paragraphs 7.5, 10.14, 10.17, 10.18, 10.19, 10.20, 10.21, 10.22 or 10.23 without the written consent of each affected Limited Partner. Any proposed amendment that would change the requisite percentage of Limited Partner interests required to take any action shall require the approval of such existing requisite percentage. The General Partner shall promptly furnish copies of all amendments to this Agreement and the Partnership's Certificate of Limited Partnership to all Partners.

        10.8.  Effective Date.  The Limited Partnership Agreement shall be
               --------------
effective on the date set forth in the first paragraph of this Agreement.

        10.9.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the Partners and supersedes all prior agreements between the Partners with respect to the Partnership.

        10.10. Titles; Subtitles.  The titles and subtitles used in this
               -----------------
Agreement are used for convenience only and shall not be considered in the interpretation of this Agreement.

        10.11. Partnership Name.  The Partnership shall have the exclusive right
               ----------------
to use the Partnership name (and any name under which the Partnership shall elect to conduct its affairs) as long as the Partnership continues.

        10.12. Exculpation.  Neither the General Partner, nor its members,
               -----------
employees or affiliates shall be liable to a Limited Partner or the Partnership for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Partnership, or for losses due to such mistakes, action, or inaction, or to the negligence or dishonesty of any employee, broker, or other agent of the Partnership or the General Partner, provided that such employee, broker, or agent was selected, engaged or retained and supervised with reasonable care. This Paragraph 10.12 shall not extend to any action which constitutes fraud, willful misconduct or gross negligence. The General Partner may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Paragraph 10.12 and of Paragraph 10.13 hereof shall not be construed so as to relieve (or attempt to relieve) any person of any liability by reason of recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 10.12 and of Paragraph 10.13 to the fullest extent permitted by law.

        10.13. Indemnification.  The Partnership agrees to indemnify, out of the
               ---------------
assets of the Partnership only, the General Partner, the members of the General Partner and their agents, employees and affiliates (and each such person's heirs and legal and personal representatives) to the fullest extent permitted by law and to save and hold them harmless from and in respect of all

                                      34.

(a) reasonable fees, costs, and expenses paid in connection with or resulting from any claims, actions, or demands against the General Partner, the members of the General Partner, the Partnership, or their agents or affiliates to the extent that they arise out of or in any way relate to the Partnership, its properties, business, or affairs and (b) such claims, actions, and demands and any losses or damages resulting from such claims, actions, and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the Partnership) of any such claim, action or demand; provided, however, that this indemnity shall not extend to any action which constitutes fraud, willful misconduct or gross negligence. Any person receiving an advance with respect to expenses shall be required to agree to return such advance to the Partnership in the event it is subsequently determined that such person was not entitled to indemnification hereunder. Any indemnified party shall promptly seek recovery under any other indemnity or any insurance policies by which such indemnified party may be indemnified or covered or from any Portfolio Company in which the Partnership has an investment, as the case may be. To the extent the First Fund, any Parallel Funds or any Affiliates of the General Partner or its members have invested in a Portfolio Company to which an indemnity obligation relates, such indemnity obligation shall be equitably prorated among all such entities and Affiliates. No payment or advance may be made to any person under this Paragraph 10.13 to any person who may have a right to any other indemnity (by insurance or otherwise) unless such person shall have agreed, to the extent of any other recovery, to return such payments or advances to the Partnership.

        10.14. Limitation of Liability of the Limited Partners.  No Limited
               -----------------------------------------------
Partner shall be bound by, nor be personally liable for, the expenses, liabilities, or obligations of the Partnership in excess of the balance of such Partner's Capital Commitment to the Partnership.

        10.15. Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement, or the breach hereof, shall be settled by arbitration in San Francisco, California, in accordance with the rules, then obtaining, of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties. A judgment upon the award rendered may be entered in any court having jurisdiction thereof.

        10.16. Tax Matters Partner.  The General Partner shall be the
               -------------------
Partnership's Tax Matters Partner ("TMP"). The TMP may be removed by Two-Thirds
                                    ---
in Interest of the Limited Partners. Upon the removal, dissolution or Bankruptcy of the TMP, a successor TMP shall be elected by Two-Thirds in Interest of the Limited Partners. The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the Internal Revenue Service ("IRS") and in connection with all subsequent
                               ---
administrative and judicial proceedings arising out of such audit. The fees and expenses incurred by the TMP in serving as the TMP shall be Partnership expenses pursuant to Paragraph 5.2 and shall be paid by the Partnership. Notwithstanding the foregoing, it shall be the responsibility of the General Partner and of each Limited Partner, at their expense, to employ tax counsel to represent their respective separate interests. If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Partners, then the TMP may, in its sole discretion, seek reimbursement from or charge such fees and expenses to the Capital Accounts of those Partners on whose behalf such fees and expenses were incurred. The TMP shall keep the Limited Partners informed of all administrative and judicial proceedings, as required by
Section 6223(g) of the Code, and shall furnish a copy of each notice or other communication received by the TMP from the IRS to each Limited Partner, except such notices or

                                      35.

communications as are sent directly to such Partner by the IRS. The relationship of the TMP to the Limited Partners is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Partnership and all of the Partnership's partners. To the fullest extent permitted by law, the Partnership agrees to indemnify the TMP and its agents and save and hold them harmless, from and in respect to all (i) reasonable fees, costs and expenses in connection with or resulting from any claim, action, or demand against the TMP, the General Partner or the Partnership that arise out of or in any way relate to the TMP's status as TMP for the Partnership, and (ii) all such claims, actions, and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action, or demand; provided that this indemnity shall not extend to conduct by the TMP determined (i) not to have been undertaken in good faith to promote the best interests of the Partnership or (ii) to have constituted recklessness, fraud, gross negligence or intentional wrongdoing by the TMP.

        10.17. ERISA Matters.
               -------------

               (a) The General Partner, on behalf of the Partnership, shall use its reasonable best efforts to ensure that none of the assets of the Partnership shall be deemed to be "plan assets" (within the meaning of the DOL Regulations) of any Limited Partner that is an ERISA Partner.

               (b) In the event that either (i) the General Partner shall determine that it has become necessary for any ERISA Partner to withdraw from the Partnership or (ii) any ERISA Partner shall determine that it is necessary for it to withdraw from the Partnership, in either case (A) in order to avoid a violation of, or breach of the fiduciary duties of any person under (other than a breach of the fiduciary duties of any such person based upon the investment strategy or performance of the Partnership) ERISA or the related provisions of the Code, or (B) because the assets of the Partnership are or will be deemed to be "plan assets" of such ERISA Partner within the meaning of the DOL Regulations then the General Partner or such ERISA Partner, as the case may be, shall deliver to the other a notice to that effect, accompanied by an opinion of counsel (which opinion shall be reasonably acceptable to such ERISA Partner and the General Partner), confirming the necessity of such withdrawal and explaining in reasonable detail the reasons therefor. In the case of such notice from the ERISA Partner, unless within ninety (90) days after the date on which such notice was given, the General Partner, using reasonably practicable efforts, is able to eliminate the necessity for such withdrawal to the reasonable satisfaction of such ERISA Partner and its counsel, whether by correction of the condition giving rise thereto or amendment of this Agreement or otherwise, such ERISA Partner shall be entitled, at its election, upon written notice to the General Partner, to withdraw from the Partnership on the terms set forth in Paragraph 10.17(c) below. In the case of such notice from the General Partner, such ERISA Partner shall be required to withdraw from the Partnership pursuant to Paragraph 10.17(c) below unless, within 90 days after the date on which notice was given, the General Partner, using reasonably practicable efforts, or the ERISA Partner, using reasonably practicable efforts, as appropriate, shall eliminate the necessity for such withdrawal to the reasonable satisfaction of the General Partner and its counsel, whether by correction of the condition giving rise thereto or an amendment to this Agreement or otherwise. The obligation of the ERISA Partner to make any additional Capital Contributions shall be suspended during the

                                      36.

above referenced ninety (90) day period and shall be terminated if such ERISA Partner withdraws pursuant to Paragraph 10.17(c).

               (c) The withdrawing Limited Partner shall be entitled to receive within ninety (90) days after the effective date of such withdrawal an amount equal to the excess, if any, of the positive closing Capital Account balance the Limited Partner would have had if such effective date had constituted a date of termination of the Partnership over the aggregate amount of distributions (with such distributions valued at fair market value pursuant to Paragraph 9.2 as of the date of such distribution) made to such Limited Partner from and after such effective date. The General Partner shall provide the withdrawing Limited Partner with a written explanation of its determination of the Capital Account of such withdrawing Limited Partner as computed pursuant to the preceding sentence within sixty (60) days of the effective date of such withdrawal. The withdrawing Limited Partner shall thereafter have ten (10) business days from the date of receipt of such notice to make known any objections to such determination. Any such objection made shall indicate briefly the reasons for such objection. If within ten (10) business days of the date of receipt of such determination, the withdrawing Limited Partner fails to notify the General Partner of any objection to such determination, such determination shall be final and conclusive. If within the ten (10) day period the withdrawing Limited Partner notifies the General Partner of its objection to such determination, the General Partner and the withdrawing Limited Partner shall attempt to agree upon a mutually acceptable determination. If within ten (10) days of the first-mentioned ten (10) day period a determination satisfactory to the General Partner and the withdrawing Limited Partner shall not have been agreed to, the General Partner shall submit the dispute between the General Partner and the withdrawing Limited Partner to arbitration in accordance with Paragraph 10.15. The fees and expenses of any arbitrators retained in accordance with the provisions hereof shall be borne equally by the Partnership and the withdrawing Limited Partner.

        Any distribution or payment to a withdrawing Limited Partner pursuant to this subparagraph (c) may, in the sole discretion of the General Partner, be made in cash, in Securities (in which event the withdrawing Limited Partner shall not, without its express written consent, be distributed more than its pro rata interest in any type, class or portion of the Partnership's Securities, and if such a pro rata distribution would cause in all material likelihood the withdrawing Limited Partner to be in material violation of ERISA or other applicable law then the withdrawing Limited Partner may notify the General Partner of such fact, and upon receipt of such notice the General Partner shall allow the withdrawing Limited Partner to designate a different entity to receive such distribution or designate, subject to the approval of the General Partner, an alternate distribution procedure), in the form of a promissory note, the terms of which shall be mutually agreed upon by the General Partner and the withdrawing Limited Partner, or any combination thereof.

        10.18. Unrelated Business Taxable Income.  The General Partner shall use
               ---------------------------------
its best efforts to conduct the affairs of the Partnership in a manner that does not cause any Limited Partner that is generally exempt from tax under Section 501 of the Code, including any Limited Partner that is a partnership if any partner of such partnership is so exempt (a "Tax-Exempt Limited Partner"), to have any "unrelated business taxable income" (as that term is defined in Section 512 of the Code). In the event the Partnership recognizes any unrelated business taxable income, the General Partner shall timely provide all necessary information to each Tax-Exempt

                                      37.

Limited Partner to enable the Tax-Exempt Limited Partner to report such income on its tax returns.

        10.19. Public Plan Partner Withdrawals.  For purposes of Paragraph
               -------------------------------
10.17, a Limited Partner that is an employee benefit plan subject to regulation under applicable state laws that are similar in purpose and intent to ERISA, including any Limited Partner that is a partnership if any partner of such partnership is such a plan (a "Public Plan Partner") shall be treated as an ERISA Partner, and all references in Paragraph 10.17 to ERISA shall be deemed to refer to such applicable state laws.

        10.20. Foundation Partner Withdrawals.
               ------------------------------

               (a) Each Limited Partner that is a private foundation within the meaning of Section 509 of the Code (a "Foundation Partner") may elect to withdraw from the Partnership, or reduce its interest therein, at the times and in the manner hereinafter provided, if the Foundation Partner shall have delivered to the General Partner (i) an opinion of counsel (which opinion shall be reasonably acceptable to the General Partner) to the effect that there is a material likelihood that such withdrawal or reduction may be necessary in order for the Foundation Partner, or any of its "foundation managers" within the meaning of Section 4946 of the Code, to avoid (x) excise taxes imposed by or under any of Sections 4941 and 4943 through 4946 of the Code or (y) a material violation of, or a material breach of the fiduciary duties of its trustees or governing board under, any federal or state law applicable to private foundations or any rule or regulation adopted thereunder by any agency, commission or authority having jurisdiction, and (ii) a written notice of election to withdraw or reduce such Foundation Partner's interest, specifying, in the case of a reduction, the amount of the reduction.

               (b) Unless within sixty (60) days after receipt of the written notice and opinion specified in subparagraph 10.20(a) the General Partner is able to eliminate the necessity for such withdrawal or reduction to the reasonable satisfaction of the General Partner and the Foundation Partner, whether by correction of the condition giving rise to the necessity of the Foundation Partner's withdrawal, by amendment of this Agreement, or otherwise, such Foundation Partner shall be entitled to withdraw from the Partnership or reduce its interest, pursuant to and on the terms set forth in Paragraph 10.17(c) as if such Foundation Partner were an ERISA Partner, except that, notwithstanding the provisions of Paragraph 10.17(c) to the contrary, such Foundation Partner shall be allowed to reduce its interest as well as withdraw, and such Foundation Partner's withdrawal or reduction of interest shall be effective as of the earlier of (i) the last day of the Fiscal Quarter during which the election for withdrawal or reduction of interest is made, or (ii) such date for withdrawal or reduction of interest as may be recommended by counsel in the opinion referred to above in order to avoid the imposition of any penalties imposed by law (but in no event shall such date be later than the ninetieth
(90th) day after the event giving rise to the Foundation Partner's right to withdraw). The obligation of the Foundation Partner to make any additional Capital Contributions shall be suspended in whole or in part (depending on whether the Foundation Partner is reducing its interest or withdrawing) during the above-referenced sixty (60) day period and shall be terminated or reduced, as the case may be, if such Foundation Partner withdraws or reduces it interest in the Partnership pursuant hereto.

                                      38.

        10.21. Foreign Partners.
               ----------------

               (a) Notwithstanding anything to the contrary contained herein, the General Partner, on behalf of the Partnership, shall use its best efforts to conduct the affairs of the Partnership in a manner that, under laws, regulations, administrative interpretations and judicial decisions in effect from time to time, does not cause any Limited Partner (or a partner of a Limited Partner) that is not a "United States person" (as that term is defined in
Section 7701 of the Code) (such Limited Partner being herein referred to as a "Foreign Partner") to recognize net income effectively connected with the "conduct of a trade or business within the United States" for purposes of Sections 871 and 881 of the Code.

               (b) The General Partner shall provide notice to each Foreign Partner as soon as the General Partner shall become aware of any investment or other activity of the Partnership that is reasonably likely to result in the Foreign Partner being deemed to be engaged in the "conduct of a trade or business within the United States" for purposes of Sections 871, 872, 875, 881, 882, 884 and 1446 of the Code as a result of the activities or investments of the Partnership. Unless otherwise advised by the Partnership's tax advisors, the General Partner shall cause the Partnership to file tax returns and information returns with the United States Internal Revenue Service and state and local tax authorities on the basis that the Partnership is not engaged in a trade or business for purposes of Section 875 of the Code.

               (c) Notwithstanding anything to the contrary contained herein, the Partnership shall not directly acquire any interest in real property located in the United States for purposes of Section 897 of the Code or in a company that is at the time of such investment a "United States real property holding corporation" (as that term is defined in Section 897(c) of the Code).

        10.22. Taxation as Partnership.  The General Partner, while serving as
               -----------------------
such, agrees to use its best efforts to avoid taking any action that would cause the Partnership to be classified as other than a partnership or to be taxable as a corporation for federal income tax purposes. In the event the Partnership should ever be taxable as a corporation, any resulting tax imposed on the Partnership shall be treated as a reduction in Net Income or an increase in Net Loss.

        10.23. Side Letters.  The General Partner will make available to the
               ------------
Partners any and all agreements, understandings or undertakings ("side letters"), if any, which the Partnership or the General Partner has entered into (or hereafter enters into) with any Partner or proposed Partner with respect to the Partnership or such Partner's interest in the Partnership. All current side letters are attached hereto as Exhibit B and any additional side letters shall be added to Exhibit B. To the extent that a right is granted in any side letter which is unrelated to the regulatory or other particular status of the recipient of such side letter, then any other Limited Partner shall be entitled to receive substantially such right as granted by the Partnership in such side letter. To the extent that a right is granted in any side letter which is related to the regulatory or other particular status of the recipient of such side letter, then only a Limited Partner which has a regulatory or other particular status which is the same or substantially similar to the status of the recipient of such side letter shall be entitled to receive substantially such right as granted by the Partnership in such side letter.

                                      39.

       10.24. Deliveries of Opinions.  In the event that any opinion is required
              ----------------------
hereunder from a Limited Partner, the General Partner will reasonably cooperate with such Limited Partner's counsel to provide factual information in the possession of the General Partner which information is necessary to allow such counsel to provide the opinion. Any expense related thereto shall be borne by such Limited Partner.

                                  Article XI
                    MISCELLANEOUS TAX COMPLIANCE PROVISIONS

        11.1.  Substantial Economic Effect.  The provisions of Article IV and
               ---------------------------
the other provisions of this Agreement relating to the maintenance of Capital Accounts and procedures upon liquidation of the Partnership are intended to comply generally with the provisions of Treasury Regulation Section 1.704-1, and shall be interpreted and applied in a manner consistent with such Regulations and, to the extent the subject matter thereof is otherwise not addressed by this Agreement, the provisions of Treasury Regulations Section 1.704-1 are hereby incorporated by reference unless the General Partner shall determine that such incorporation will result in economic consequences inconsistent with the economic arrangement among the Partners as expressed in this Agreement. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed or allocated or the manner in which distributions and contributions upon liquidation (or otherwise) of the Partnership (or any Partner's interest therein) are effected in order to comply with such Regulations and other applicable tax laws, or to assure that the Partnership is treated as a partnership for tax purposes, or to achieve the economic arrangement of the Partners as expressed in this Agreement, then notwithstanding Paragraph 10.7 hereof, the General Partner may make such modification, provided that it is not likely to have more than an insignificant detrimental effect on the tax consequences and total amounts distributable to any Limited Partner pursuant to Articles VI and VIII as applied without giving effect to such modification. The General Partner shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes pursuant to this Agreement, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (such as the incurrence of nonrecourse indebtedness) might otherwise cause the allocations under this Agreement not to comply with Treasury Regulations Section 1.704, provided in each case that the General Partner determines that such adjustments or modifications shall not result in economic consequences inconsistent with the economic arrangement among the Partners as expressed in this Agreement.

        11.2.  Other Allocations.  Notwithstanding the provisions of Article IV,
               -----------------
the allocations provided therein shall be subject to the following exceptions:

               (a) In the event any Partner's Capital Account has an Unadjusted Excess Negative Balance (as defined in subparagraph (f)) at the end of any Fiscal Year, such Partner will be reallocated items of Capital Transaction Gain and Net Income for such Fiscal Year (and, if necessary, future Fiscal Years) in the amount necessary to eliminate such Unadjusted Excess Negative Balance as quickly as possible.

                                      40.

               (b) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4) through (d)(6), items of Capital Transaction Gain and Net Income shall be specially allocated to such Partner's Capital Account in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the Excess Negative Balance (as defined in subparagraph (e)) in such Partner's Capital Account created by such adjustments, allocations or distributions as quickly as possible. This subparagraph (b) is intended to and shall in all events be interpreted so as to constitute a "qualified income offset" within the
                                   -----------------------
meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

               (c) A Partner's Capital Account shall not be allocated any item of Capital Transaction Loss or Net Loss to the extent such allocation would cause such Capital Account to have an Excess Negative Balance (as defined in subparagraph (e)).

               (d) Any special allocations pursuant to this Paragraph 11.2 shall be taken into account as soon as possible in computing subsequent allocations, so that over the term of the Partnership the net amount of any items so allocated and the profit, gain, loss, income and expense and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner if such original allocations pursuant to this Paragraph 11.2 had not occurred.

               (e)  For purposes of this Paragraph 11.2, "Excess Negative
                                                          ---------------
Balance" shall mean the excess of the negative balance in a Partner's Capital
-------
Account (computed with any adjustments which are required for purposes of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) over the amount such Partner is obligated to restore to the Partnership (computed under the principles of Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) inclusive of any addition to such restoration obligation pursuant to application of the provisions of Treasury Regulations Sections 1.704-2), or any successor provisions thereto.

               (f)  For purposes of this Paragraph 11.2 "Unadjusted Excess
                                                         -----------------
Negative Balance" shall have the same meaning as Excess Negative Balance, except
----------------
that the Unadjusted Excess Negative Balance of a Partner shall be computed without effecting the reductions to such Partner's Capital Account which are described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

        11.3.  Income Tax Allocations.
               ----------------------

               (a) Except as otherwise provided in this Paragraph 11.3 or as otherwise required by the Code and the rules and Treasury Regulations promulgated thereunder, Partnership income, gain, loss, deduction, or credit for income tax purposes shall be allocated in the same manner the corresponding book items are allocated pursuant to this Agreement.

               (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Partnership shall, solely for tax purposes, be allocated between the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Book Value.

                                      41.

               (c) In the event the Book Value of any Partnership asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

               (d) In the event that the Partnership is required to recognize income or gain for income tax purposes under Section 684 of the Code (or a similar provision of state or local law) in respect of an in-kind distribution to a Limited Partner, then, solely for such income tax purposes, to the maximum extent permitted by applicable law (as determined by the General Partner in its reasonable discretion), the income or gain shall be allocated entirely to such Limited Partner.

        11.4.  Withholding.  The Partnership shall at all times be entitled to
               -----------
make payments with respect to any Partner in amounts required to discharge any obligation of the Partnership to withhold or make payments to any governmental authority with respect to any federal, state, local or other jurisdictional tax liability of such Partner arising as a result of such Partner's interest in the Partnership. Any such withholding payment shall be charged to the Capital Account of the Partner subject to such withholding and shall reduce the amounts otherwise distributable to such Partner hereunder.

        11.5.  Section 1045.  Each Limited Partner agrees that the Partnership
               ------------
shall not be required to elect the application of Section 1045 of the Code (dealing with rollovers of qualified small business stock) or corresponding provisions of any state income tax law for sales of qualified small business stock (as defined in Section 1202 of the Code) and that any such election shall be in the sole discretion of the General Partner. In addition, each Limited Partner agrees that without the consent of the General Partner the Partnership shall not be required to comply with any tax reporting or accounting requirements (including the adjustment of the tax basis of any assets of the Partner-ship or the interest in the Partnership of any Limited Partner) that may be imposed under Section 1045 of the Code with respect to rollovers of qualified small business stock by the Partnership or by or on behalf of any Limited Partner.



               [Remainder of This Page Intentionally Left Blank]

                                      42.

          IN WITNESS WHEREOF, the Partners have executed this Agreement as of the date first above written.

GENERAL PARTNER:                        E*TRADE VENTURES II, LLC, a Delaware
                                        limited liability company


                                        By /s/ Thomas A. Bevilacqua
                                           -------------------------------------

                                        Title:  Managing Member

LIMITED PARTNERS:                       E*TRADE VENTURES II, LLC, a Delaware
                                        limited liability company, as their
                                        authorized attorney-in-fact


                                        By /s/ Thomas A. Bevilacqua
                                           -------------------------------------

                                        Title:  Managing Member

The undersigned members of E*Trade Ventures II, LLC, hereby specifically acknowledge their obligation pursuant to Paragraphs 7.8 and 8.2(g) of the Agreement.

                                        E*TRADE GROUP, INC.


                                        By /s/ Christos M. Cotsakos
                                           -------------------------------------

                                        Title: Chairman of the Board of
                                               Directors and Chief Executive
                                               Officer
                                               ---------------------------------

                                        By /s/ Thomas A. Bevilacqua
                                           -------------------------------------

                                        Title: Chief Corporate Development and
                                               Strategic Investment Officer
                                               ---------------------------------

                                                /s/ Christos M. Cotsakos
                                        ----------------------------------------

                                                    Christos M. Cotsakos
                                                  Chairman of the Board of
                                                Directors and Chief Executive
                                                           Officer

                                                 /s/ Thomas A. Bevilacqua
                                        ----------------------------------------

                                                    Thomas A. Bevilacqua
                                              Chief Corporate Development and
                                                Strategic Investment Officer

                                      43.

                                   EXHIBIT A

                        PARTNERS' CAPITAL COMMITMENTS;
                            PARTNERSHIP PERCENTAGES

                                                     Partnership
                                      Capital        Percentage*
Name                                 Commitment       (Rounded)
------------------------------------------------------------------

GENERAL PARTNER:

 E*Trade Ventures II, LLC            $  1,000,000          0.7%

LIMITED PARTNERS:

 E*Trade Group, Inc.                 $ 50,000,000         32.7%

 Other Limited Partners (Aggregate)   102,000,000         66.6%
                                     -----------------------------

      TOTAL                          $153,000,000          100%

----------------
* Actual Percentages are based on the relative amounts of the Partners' Capital Commitments.

                                   EXHIBIT B

                                 SIDE LETTERS













                                      B-1